SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]   Preliminary Proxy Statement            [ ]   Confidential, for Use of the
[ ]   Definitive Proxy Statement                   Commission Only (as permitted
[ ]   Definitive Additional Materials              By Rule 14A-6(e)(2))
[ ]   Soliciting Material Pursuant
[ ]   to Rule 14a-11(c) or Rule 14a-12

                               Evans Systems, Inc.
               --------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) AND 0-11.

          A. Title of each class of securities to which transaction applied:

         B.       Aggregate number of securities to which transaction applies:

         C. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         D.       Proposed maximum aggregate value of transaction:

         E.       Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         A.       Amount Previously Paid:

         B.       Form, Schedule or Registration Statement No.:

         C.       Filing Party:

         D.       Date Filed:

                               EVANS SYSTEMS, INC.

                                                               ___________, 2000

Dear Shareholders:

         You are cordially invited to attend the Annual Meeting (the "Meeting") of Shareholders of Evans Systems, Inc. (the "Company"), which will be held at the Best Western Matagorda Hotel located at 407 Seventh Street, Bay City, Texas, on Monday, April 10, 2000, at 10:00 a.m., local time.

         At this important Meeting, shareholders will be asked, among other things, to consider and vote upon (i) a proposal to approve the sale of substantially all of the assets of the Company relating to its Texas-based petroleum marketing and convenience store operations (the "Sale of Assets") to TSC Services, Inc. ("TSC") and (ii) a proposed transaction whereby I-Net Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, will be merged with and into I-Net Holdings, Inc., a Delaware corporation (the "Merger"). Upon consummation of the Merger, the outstanding shares of the common stock of I-Net will be converted into approximately 15,000,000 shares of the Company's common stock (which is subject to adjustment), the outstanding options to purchase shares of I-Net common stock will entitle the holders thereof to purchase approximately 4,000,000 additional shares of the Company's common stock and the outstanding warrants to purchase shares of I-Net common stock will entitle the holders thereof to purchase up to 3,000,000 additional shares of the Company's common stock. The number of shares of the Company's common stock to be issued in connection with the Merger is subject to adjustment in accordance with the terms of the Merger Agreement. In connection with the Merger, shareholders will also be asked to vote upon a proposed increase in the number of authorized shares of the Company's common stock, a change in the Company's name and a new stock option plan. The consummation of the Sale of Assets by the Company, and the sale of equity by I-Net for gross proceeds of at least $15,000,000 are conditions precedent to the consummation of the Merger.

         The transactions to be considered at the Meeting involve a matter of great significance to the Company's shareholders because if the Sale of Assets and the Merger are approved and consummated, the Company's historical operations and its business focus will change. In addition, the exchange of shares with the stockholders of I-Net and the election of I-Net's nominees to the Company's Board of Directors will result in a change of control of the Company. Information about the Meeting, including a listing and discussion of the matters on which shareholders will act, may be found in the enclosed Notice of Annual Meeting and Proxy Statement.

         The Company's Board of Directors has carefully considered and has unanimously approved the terms and conditions of the Sale of Assets and the Merger, believes that these proposals are fair to and in the best interests of the shareholders and recommends that the shareholders vote for these proposals.

         We hope that you will be able to attend the Meeting. However, whether or not you anticipate attending in person, I urge you to complete, sign and return the enclosed proxy card promptly to ensure that your shares will be represented at the Meeting. If you do attend, you will, of course, be entitled to vote in person, and if you vote in person such vote will nullify your proxy.

                                            Sincerely,


                                            Jerriel L. Evans, Sr.
                                            Chairman of the Board, President and
                                            Chief Executive Officer

                               EVANS SYSTEMS, INC.
                              POST OFFICE BOX 2480
                           BAY CITY, TEXAS 77404-2480

                               ------------------

                    Notice of Annual Meeting of Shareholders
                                   To Be Held
                                 April 10, 2000

                               ------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Evans Systems, Inc., a Texas corporation (the "Company"), will be held at the Best Western Matagorda Hotel located at 407 Seventh Street, Bay City, Texas, on Monday, April 10, 2000 at 10:00 a.m., local time, for the following purposes:

(1)      To  consider   and  vote  upon  a  proposal  to  approve  the  sale  of
         substantially all of the assets of the Company relating to its Texas-based petroleum marketing and convenience store assets and operations (the "Sale of Assets") by the Company and its subsidiaries, Diamond Mini Mart, Inc., Evans Oil Co., Edco, Inc. and Way Energy Systems Inc. to TSC Services, Inc. ("TSC"), as contemplated by the Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of December 3, 1999 (the "Sale Proposal").

(2) To consider and vote upon a proposal to adopt and approve the Amended and Restated Agreement and Plan of Merger, dated as of January 31, 2000, as amended by Amendment No. 1 to Amended and Restated Agreement and Plan of Merger, dated as of March 1, 2000 (the "Merger Agreement"), by and among the Company, I-Net Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, I-Net Holdings, Inc., a Delaware corporation ("I-Net"), and the stockholders of I-Net, pursuant to which I-Net Acquisition Corp. will be merged with and into I-Net (the "Merger"). Upon consummation of the Merger, I-Net will become a wholly-owned subsidiary of the Company, the outstanding shares of the common stock of I-Net, par value $.001 (the "I-Net Common Stock"), will be converted into approximately 15,000,000 shares of the Company's common stock, $.01 par value per share (the "Company Common Stock"), the outstanding options to purchase shares of I-Net Common Stock (the "I-Net Options") will entitle the holders thereof to purchase approximately 4,000,000 shares of Company Common Stock and the outstanding warrants to purchase shares of I-Net Common Stock (the "I-Net Warrants") will entitle the holders thereof to purchase up to 3,000,000 additional shares of Company Common Stock. The number of shares of Company Common Stock to be issued in connection with the Merger is subject to adjustment in accordance with the terms of the Merger Agreement. Upon consummation of the Merger, Mr. Jerriel L. Evans, Sr., Mr. Charles Way, Ms. Darlene Jones and Mr. Richard Goeggel have agreed to resign from the Board of Directors of the Company and Mr. Richard Dix, Dr. Nancy Upton, Mr. Jack Tompkins and Mr. Lloyd Shoppa (the "Director Appointees") will be appointed to the Company Board.

APPROVAL OF THE MERGER PROPOSAL IS CONTINGENT UPON THE APPROVAL OF THE SALE PROPOSAL, THE OPTION PLAN PROPOSAL AND EACH OF PROPOSALS 2 THROUGH 4 ( COLLECTIVELY , THE "MERGER PROPOSALS"). THE COMPANY AND I-NET WILL NOT

COMPLETE THE MERGER UNLESS THE COMPANY'S SHAREHOLDERS ADOPT AND APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY IT. IN ADDITION, THE MERGER AND THE MERGER PROPOSALS ARE CURRENTLY SUBJECT TO THE CONSUMMATION OF THE SALE OF ASSETS AS DESCRIBED IN PROPOSAL 1.

(3) To ratify and approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Company Common Stock from 15,000,000 shares to 100,000,000 shares, in the event the Merger is approved.

(4) To ratify and approve an amendment to the Company's Articles of Incorporation to change the name of the Company from Evans Systems, Inc. to I-Net Holdings, Inc., in the event the Merger is approved.

(5) To approve the Company's 2000 Stock Option Plan and, in the event that the Merger is consummated, an amendment thereto increasing the number of shares authorized thereby (the "Option Plan Proposal").

(6) In the event the Merger is not consummated, to elect (i) two (2) Class B directors to the Board of Directors of the Company (the "Company Board") to serve until the 2002 Annual Meeting of Shareholders or until their respective successors are duly elected and shall have qualified and (ii) three (3) Class A directors to the Company Board to serve until the 2003 Annual Meeting of Shareholders or until their respective successors are duly elected and shall have qualified (the "Director Proposal").

(7) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The transactions to be considered at the Meeting involve a matter of great significance to the Company's shareholders because, if the Sale of Assets and the Merger are approved and consummated, the Company's business focus will change and there will be a change of control of the Company. Following the consummation of the Merger, approximately 76% of the outstanding shares of the Company will be held by the current stockholders of I-Net (or approximately 85% of the outstanding shares of Company Common Stock will be held by the stockholders of I-Net at the time of the Merger if the full 9,000,000 shares issuable in the I-Net Financing are issued and if all options and warrants issuable in exchange for I-Net Options and I-Net Warrants are exercised). In addition, there will be a change in control of the Company Board, and Richard Dix, the principal stockholder of I-Net, will become the President, Chief Executive Officer and Chairman of the Company.

         The Company Board has adopted and approved the Sale Proposal, each of the Merger Proposals, the Option Plan Proposal and, if necessary, the Director Proposal, and recommends that the Company's shareholders vote for each of these proposals.

         All information pertaining to TSC Services, Inc. has been furnished by TSC Services, Inc., and all information pertaining to I-Net Holdings, Inc. has been furnished by I-Net Holdings, Inc.

         Only shareholders of record at the close of business on March 6, 2000 will be entitled to notice of and to vote at the Meeting or at any continuation or adjournment thereof.

                                        By Order of the Board of Directors,


                                        MAYBELL H. EVANS
                                        Secretary
Bay City, Texas
___________, 2000

              WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL
           MEETING YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE
                ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED,
            WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               EVANS SYSTEMS, INC.
                              POST OFFICE BOX 2480
                               720 AVENUE F NORTH
                           BAY CITY, TEXAS 77404-2480

                               ------------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 10, 2000

                               ------------------

                                  INTRODUCTION

         This Proxy Statement is furnished to the shareholders of EVANS SYSTEMS, INC., a Texas corporation (together with its subsidiaries, collectively, the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Company Board") of proxies ("Proxies") for the Annual Meeting of Shareholders (the "Meeting") to be held at the Best Western Matagorda Hotel located at 407 Seventh Street, Bay City, Texas, on Monday, April 10, 2000, at 10:00 a.m., local time, or at any adjournment or postponement thereof. The approximate date on which this Proxy Statement and the accompanying Proxy will be first sent or given to shareholders is March __, 2000. The purposes of the Meeting are as follows:

(1)      To  consider   and  vote  upon  a  proposal  to  approve  the  sale  of
         substantially all of the assets of the Company relating to its Texas-based petroleum marketing and convenience store assets and operations (the "Sale of Assets") by the Company and its subsidiaries, Diamond Mini Mart, Inc., Evans Oil Co., Edco, Inc. and Way Energy Systems Inc. to TSC Services, Inc. ("TSC"), as contemplated by the Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of December 3, 1999 (the "Sale Proposal").

(2) To consider and vote upon a proposal to adopt and approve the Amended and Restated Agreement and Plan of Merger, dated as of January 31, 2000, as amended by Amendment No. 1 to Amended and Restated Agreement and Plan of Merger, dated as of March 1, 2000 (the "Merger Agreement"), by and among the Company, I-Net Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, I-Net Holdings, Inc., a Delaware corporation ("I-Net"), and the stockholders of I-Net, pursuant to which I-Net Acquisition Corp. will be merged with and into I-Net (the "Merger"). Upon consummation of the Merger, I-Net will become a wholly-owned subsidiary of the Company, the outstanding shares of the common stock of I-Net, par value $.001 (the "I-Net Common Stock"), will be converted into approximately 15,000,000 shares of the Company's common stock, $.01 par value per share (the "Company Common Stock"), the outstanding options to purchase shares of I-Net Common Stock (the "I-Net Options") will entitle the holders thereof to purchase approximately 4,000,000 shares of Company Common Stock and the outstanding warrants to purchase shares of I-Net Common Stock (the "I-Net Warrants") will entitle the holders thereof to purchase up to 3,000,000 additional shares of Company Common Stock. The number of shares of Company Common Stock to be issued in connection with the Merger is subject to adjustment in accordance with the terms of the Merger Agreement. Upon consummation of the Merger, Mr. Jerriel L. Evans, Sr., Mr. Charles Way, Ms. Darlene Jones and Mr. Richard Goeggel have agreed to resign from the Company Board and Mr. Richard Dix, Dr. Nancy Upton, Mr. Jack Tompkins and Mr. Lloyd Shoppa (the "Director Appointees") will be appointed to the Company Board.

APPROVAL OF THE MERGER PROPOSAL IS CONTINGENT UPON THE APPROVAL OF THE SALE PROPOSAL, THE OPTION PLAN PROPOSAL AND EACH OF PROPOSALS 2 THROUGH 4 (COLLECTIVELY, THE "MERGER PROPOSALS"). THE COMPANY AND I-NET WILL NOT COMPLETE THE MERGER UNLESS THE COMPANY'S SHAREHOLDERS ADOPT AND APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY IT. IN ADDITION, THE MERGER AND THE MERGER PROPOSALS ARE CURRENTLY SUBJECT TO THE CONSUMMATION OF THE SALE OF ASSETS AS DESCRIBED IN PROPOSAL 1.

(3) To ratify and approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Company Common Stock from 15,000,000 shares to 100,000,000 shares, in the event the Merger is approved.

(4) To ratify and approve an amendment to the Company's Articles of Incorporation to change the name of the Company from Evans Systems, Inc. to I-Net Holdings, Inc., in the event the Merger is approved.

(5) To approve the Company's 2000 Stock Option Plan and, in the event that the Merger is consummated, an amendment thereto increasing the number of shares authorized thereby (the "Option Plan Proposal").

(6) In the event the Merger is not consummated, to elect (i) two (2) Class B directors to the Company Board to serve until the 2002 Annual Meeting of Shareholders or until their respective successors are duly elected and shall have qualified and (ii) three (3) Class A directors to the Company Board to serve until the 2003 Annual Meeting of Shareholders or until their respective successors are duly elected and shall have qualified (the "Director Proposal").

(7) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The transactions to be considered at the Meeting involve a matter of great significance to the Company's shareholders because, if the Sale of Assets and the Merger are approved and consummated, the Company's business focus will change and there will be a change of control of the Company. Following the consummation of the Merger, approximately 76%of the outstanding shares of the Company will be held by the current stockholders of I-Net (or approximately 85% of the outstanding shares of Company Common Stock will be held by the stockholders of I-Net at the time of the Merger if the full 9,000,000 shares issuable in the I-Net Financing are issued and if all options and warrants issuable in exchange for I-Net Options and I-Net Warrants are exercised). In addition, there will be a change in control of the Company Board, and Richard Dix, the principal stockholder of I-Net, will become the President, Chief Executive Officer and Chairman of the Company.

         The Company Board has adopted and approved the Sale Proposal, each of the Merger Proposals, the Option Plan Proposal, and, if necessary, the Director Proposal, and recommends that the Company's shareholders vote for each of these proposals.

         All information pertaining to TSC Services, Inc. has been furnished by TSC Services, Inc., and all information pertaining to I-Net Holdings, Inc. has been furnished by I-Net Holdings, Inc.

                                                 TABLE OF CONTENTS

ANNUAL MEETING
         Date, Time, Place and Purpose.........................................
         Record Date, Voting Securities, and Quorum............................
         Recommendation of the Board of Directors..............................
         Proxies and Voting Rights.............................................
         Vote Required.........................................................
         Solicitation of Proxies...............................................

SECURITY OWNERSHIP.............................................................

PROPOSAL NO. 1: THE SALE OF ASSETS.............................................
         Background of the Sale of Assets......................................
         Use of Proceeds From the Sale of Assets...............................
         Recommendation of the Company Board...................................
         Reasons for the Sale of Assets; Factors
           Considered by the Company Board.....................................
         Opinion of Financial Advisor to the Company...........................
         Accounting Treatment of the Sale of Assets;
           Federal Income Tax Consequences.....................................
         Interests of Certain Persons in the Sale of Assets....................
         The Asset Purchase Agreement..........................................
         Rights of Dissenting Shareholders.....................................

PROPOSAL NO. 2: THE MERGER.....................................................
         Business After the Merger.............................................
         I-Net Holdings, Inc. Business.........................................
         Overview..............................................................
         Industry Background...................................................
         Opportunities for Emerging Business-to-Business
           E-Commerce Companies................................................
         Strategy..............................................................
         Create or Identify Companies with the
           Potential to Become Leaders.........................................
         Plan of Operation.....................................................
         Acquisitions..........................................................
         Services..............................................................
         Sharing of Information................................................
         International.........................................................
         Intellectual Property.................................................
         Employees.............................................................
         Legal Proceedings.....................................................
         Background of the Merger..............................................
         Recommendation of the Board...........................................
         Reasons for the Merger; Factors Considered by the Company Board.......
         Opinion of the Financial Advisor to the Company.......................
         Anticipated Accounting Treatment; Federal Income Tax Consequences.....
         Dilution..............................................................
         Nasdaq Re-listing Requirements........................................
         Changes to 2000 Option Plan...........................................

         Management After the Merger...........................................
         Vote Required.........................................................
         Interests of Certain Persons in the Merger............................
         The Merger Agreement..................................................

PROPOSAL NO. 3: INCREASE IN AUTHORIZED SHARES OF COMMON STOCK..................

PROPOSAL NO. 4: NAME CHANGE....................................................

PROPOSAL NO. 5: ADOPTION OF THE 2000OPTION PLAN................................

PROPOSAL NO. 6: THE DIRECTOR PROPOSAL..........................................
         Nominees for Election to the Board ...................................
         Required Vote.........................................................
         Information Concerning the Board of Directors and its
                  Committees...................................................
         Board of Directors Compensation.......................................
         Executive Officers....................................................
         Section 16(a) Beneficial Ownership Reporting Compliance...............

COMPENSATION OF THE COMPANY'S EXECUTIVE OFFICERS...............................
         Executive Officers....................................................
         Executive Compensation................................................
         Employment Contracts..................................................

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................................

INFORMATION INCORPORATED BY REFERENCE..........................................

SHAREHOLDER PROPOSALS..........................................................

OTHER BUSINESS.................................................................

AVAILABLE INFORMATION .........................................................

ACCOMPANYING DOCUMENTS.........................................................

ANNEX A - Fairness Option relating to Sale of Assets...........................

ANNEX B - Dissenters Statute...................................................

ANNEX C - Fairness Option relating to Merger...................................

ANNEX D - Amendment to Articles of Incorporation to Increase  Authorized
          Common Stock and to Change Name of Company...........................

ANNEX E - 2000 Option Plan.....................................................

ANNEX F - Amendment to 2000 Option Plan........................................

ANNEX G - Unaudited Pro Forma Financial Statements.............................

ANNEX H - Unaudited Balance Sheet of I-Net as of December 31, 1999.............

                                 ANNUAL MEETING

                          DATE, TIME, PLACE AND PURPOSE

         The Meeting will be held on Monday, April 10, 2000 at 10:00 a.m. local time, at the Best Western Matagorda Hotel in Bay City Texas or at any postponement or adjournment thereof, to consider and vote upon the Sale Proposal, the Merger Proposals, the Director Proposal and the Option Plan Proposal.

                    RECORD DATE, VOTING SECURITIES AND QUORUM

         The voting securities of the Company outstanding on March 6, 2000 consisted of [4,782,340] shares of Company Common Stock, entitling the holders thereof to one vote per share. Only shareholders of record as of that date are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. A majority of the outstanding shares of Company Common Stock present in person or by proxy is required for a quorum.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Company Board believes that the Sale of Assets and the Merger are in the best interest of the Company and the Company's shareholders and recommends that the Company's shareholders vote FOR the Sale Proposal, the Merger Proposals and the Option Plan Proposal.

                            PROXIES AND VOTING RIGHTS

         Shares of Company Common Stock represented by Proxies, in the accompanying form of Proxy, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted FOR Proposals 1 through 5 and Proposal 7, and FOR Proposal 6, if necessary, and will be voted in the Proxy holders' discretion as to other matters that may properly come before the Meeting.

         The execution of a Proxy will in no way affect a shareholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting or by execution of a subsequent Proxy which is presented to the Meeting, or if the shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Broker "non-votes" and the shares of Company Common Stock as to which a shareholder abstains are included for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" and abstentions are not counted for purposes of determining whether a proposal has been approved and, therefore, will count as a vote against the Sale Proposal, proposal 3 and proposal 4. Broker "non-votes" and abstentions will not have the effect of votes in opposition in such tabulations relating to the other proposals.

                                  VOTE REQUIRED

         In accordance with the Texas Business Corporation Act (the "TBCA") and the Bylaws of the Company, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote is necessary to constitute a quorum to transact business at the Meeting. Abstentions (and broker non-votes) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming the presence of a quorum, the affirmative vote of the holders on the Record Date of two-thirds of the outstanding shares of Company Common Stock, represented in person or by proxy, at the Meeting is necessary for the approval of Proposals 1, 3 and 4, the approval of a plurality of the votes cast is required for the election of directors, and the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on, and that vote for or against or expressly abstain from voting, is required to approve and ratify Proposals 2 and 5. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. If a quorum is not present or represented at the meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum is present or represented. At any such adjournment meeting at which a quorum is present or represented, any business may be transacted at the meeting as originally notified.

         Approval of the Sale Proposal and each of the Merger Proposals by the holders of Company Common Stock is a condition to the consummation of the Merger.

                             SOLICITATION OF PROXIES

         All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitations will be made primarily by mail, but officers, directors, employees or representatives of the Company may also solicit Proxies by telephone, telegraph or in person, without additional compensation. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending solicitation material to their principals.

                               SECURITY OWNERSHIP

         The following table sets forth information concerning ownership of Company Common Stock, as of the Record Date, assuming the consummation of the Merger, by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each executive officer named in the Summary Compensation Table; and (iv) all current directors and executive officers of the Company as a group. In addition, information regarding the Director Appointees is being provided to comply with Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                                  Pre-Merger
                                                    Amount
                                                     and                                                                   Post-
                                                  Nature of              Pre-Merger          Post-Merger Amount            Merger
                                                  Beneficial             Percent of       and Nature of Beneficial       Percent of
            Name and Address(1)                  Ownership (2)            Class(3)             Ownership (2)              Class (3)
            -------------------              --------------------        ----------          ----------------            ---------

J.L. Evans Systems, Ltd....................      752,000(4)                15.7%                752,000(4)                  3.8%
Jerriel L. Evans, Sr.......................      889,460(5)                18.6%                939,460(6)                  6.0%
Maybell H. Evans...........................      775,300(7)                16.2%                775,300(7)                  3.9%
Charles N. Way.............................       20,342(8)                  *                   20,342(8)                   *
Darlene E. Jones...........................       15,000(9)                  *                   15,000(9)                   *
Jerry Evans, Jr............................      29,420(10)                  *                  29,420(10)                   *
Richard A. Goeggel.........................      30,000(11)                  *                  50,000(12)                   *
Carl W. Schafer............................      15,375(13)                  *                  15,375(13)
  c/o The Atlantic Foundation
  14 Fairgrounds Rd. Suite A
 Hamilton, NJ 08619
Peter J. Losavio, Jr.......................       9,400(14)                  *                   9,400(14)                   *
  8414 Bluebonnett Blvd., Suite 110
  Baton Rouge, LA 70810
Julie H. Edwards...........................       7,500(15)                  *                   7,500(15)                   *
c/o Frontier Oil Corporation
10000 Memorial Drive, Suite 600
Houston, TX 77024
Richard Dix(16)............................              -                   *              12,250,000(17)                 61.9%
3011 East Hickory Park Circle
Sugar Land, Texas 77479
Jack I. Tompkins(16).......................              -                   *                          -                    *
4301 Winfern Dr.
Houston, TX 77041
Nancy Upton(16)............................              -                   *                          -                    *
c/o Baylor University
P.O. Box 98006
Waco, TX 76798
Lloyd Shoppa(16)...........................              -                   *                          -                    *
525 Great Southwest Parkway
Arlington, TX 76001
Craig Fleming(18)..........................              -                   *                          -                    *
1604 Churchwood Cove
Austin, TX 78746
Tom Jacobs(18).............................              -                   *                          _                    *
117 West 12th Street
New York,  NY 1001
All executive officers and Directors
as a group (9 persons pre-merger, 8
persons post-merger).......................      1,037,797                 21.4%               12,272,875                  62.0%


*        less than 1%
(1) Unless otherwise indicated, the address of each beneficial owner is c/o the Company, P.O. Box 2480, Bay City, Texas 77404-2480.
(2) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act ("Rule 13d-3") and, unless otherwise indicated, represents shares of which the beneficial owner has sole voting and investment power.
(3) The percentage of class is calculated in accordance with Rule 13d-3 and assumes that the beneficial owner has exercised any options or other rights to subscribe which are exercisable within sixty (60) days and that no other options or rights to subscribe have been exercised by anyone else.
(4) The general partner of J.L. Systems, Ltd. is J.L. Evans Management, Inc. (controlled by Jerriel L. Evans, Sr. and Maybell H. Evans) and the limited partners are Jerriel L. Evans, Sr., Maybell H. Evans, and their children Darlene E. Jones, Jerry Evans, Jr. and Terry W. Evans.
(5) Includes 752,000 shares held by J.L. Evans Systems, Ltd., of which Mr. Evans claims beneficial ownership and 25,000 shares issuable upon the exercise of options.
(6) Includes 752,000 shares held by J.L. Evans Systems, Ltd., of which Mr. Evans claims beneficial ownership and 75,000 shares issuable upon the exercise of options.
(7) Includes 752,000 shares held by J.L. Evans Systems, Ltd., of which Ms. Evans claims beneficial ownership.
(8) Includes 7,000 shares issuable to Mr. Way upon the exercise of options (subject to approval of the 2000 Plan by shareholders).
(9) Includes 5,000 shares issuable to Ms. Jones upon the exercise of options (subject to approval of the 2000 Plan by shareholders).
(10) Includes 27,000 shares issuable to Mr. Evans upon the exercise of options (subject to approval of the 2000 Plan by shareholders).
(11) Includes 30,000 shares issuable to Mr. Goeggel upon the exercise of options.
(12) Includes 50,000 shares issuable to Mr. Goeggel upon the exercise of options.
(13) Includes 10,000 shares issuable to Ms. Schafer upon the exercise of options.
(14) Includes 2,500 shares issuable to Mr. Losavio upon the exercise of options.
(15) Includes 7,500 shares issuable to Ms. Edwards upon the exercise of options.
(16) Messrs. Tompkins, Shoppa and Dix and Dr. Upton are anticipated to be appointed directors of the Company upon consummation of the Merger.
(17) Assumes consummation of the Merger and the receipt of 12,000,000 shares of Company Common Stock in exchange for Mr. Dix's shares of common stock of I-Net. Also assumes the conversion of options to purchase 250,000 shares of I-Net Common Stock, which are exercisable within 60 days of the date of this Proxy Statement, into options to purchase 250,000 shares of Company Common Stock.
(18) Messrs. Fleming and Jacobs are anticipated to be appointed executive officers of the Company upon consummation of the Merger.

                                 PROPOSAL NO. 1

                               THE SALE OF ASSETS


Background of the Sale of Assets
--------------------------------

          During late 1998 and into 1999, the Company pursued several avenues to determine the level of interest in a combination with another company engaged in the business of petroleum marketing and convenience store operations. During this time, the Company retained Joseph Hale Co. to assist it in making informal inquiries with a select group of potential purchasers. In addition, on January 19, 1999, the Company announced that it was evaluating potential alternatives designed to enhance shareholder value. These efforts resulted in the Company entering into a series of preliminary agreements with a petroleum marketer and convenience store operator based in Kentucky, which did not result in a business combination. None of the other companies contacted resulted in any substantive negotiations. In making these inquiries, the Company believed only another petroleum marketer and convenience store operator would be likely to offer an acceptable price for these businesses.

          On August 3, 1999, Mr. Karim M. Momin, the Chief Operating Officer of Star-Tex Distributors, Inc., an affiliate of TSC, and Mr. Gary Kob of Gary Kob and Associates, called Jerriel L. Evans, Sr. to discuss his potential interest in a proposed acquisition of the petroleum marketing and convenience store operations of the Company.

          On August 11, 1999, TSC and certain of its affiliates executed a customary confidentiality agreement with respect to the exchange of non-public information between the Company and TSC. In August and September, TSC commenced its due diligence review of the Company.

          In early September 1999, representatives of the Company and TSC discussed the general terms of a possible transaction. On September 14, 1999, the Company received a letter agreement from Mr. Momin indicating that he would submit an offer to purchase certain of the Company's assets within five business days. Mr. Momin also requested a seven day exclusive negotiating period. On September 27, 1999, the Company sent Mr. K. Momin a letter agreeing to a seven day exclusive negotiating period regarding the proposed sale of assets.

          On September 21, 1999, Mr. Evans, Sr. received and executed a Business Brokerage Sales Agreement with Mr. Gary Kob, President of Gary Kob and Associates, relating to the negotiations with TSC and its affiliates.

          On September 30, 1999, Mr. Evans, Sr. sent a letter to Mr. Feroz Momin, the President of TSC Express Inc., an affiliate of TSC, indicating that the Company was potentially interested in selling certain assets for an aggregate purchase price of $12.7 million and all inventory at cost and provided that TSC assume three leases with an unpaid aggregate value of approximately $907,000. Shortly thereafter, representatives of TSC commenced an environmental review of the Company's properties and held discussions with members of the Company's senior management.

          During the month of October 1999, the Company and TSC continued to discuss the terms of a possible transaction. During October and November 1999, drafts of an asset purchase agreement and related documents were circulated and negotiated among the Company, TSC and their respective advisors.

          On December 3, 1999, the Company Board met to review the proposed terms and conditions of the sale of assets to TSC. Following the Company Board's review of the proposed Sale of Assets and terms of the Asset Purchase Agreement, the Company Board unanimously determined that the Asset Purchase Agreement and the transactions contemplated thereby, including the Sale of Assets, are fair and in the best interests of the Company's shareholders because it makes the Company more attractive to strategic partners who may position the Company for the Internet industry, and approved the Asset Purchase Agreement and the transactions contemplated thereby. The Company Board also recommended that, subject to the Company's receipt of a fairness opinion, it would recommend that the Company's shareholders approve and adopt the Asset Purchase Agreement and the transactions contemplated thereby. On December 3, 1999, the Asset Purchase Agreement was executed by each of the parties. Subsequently, on January 4, 2000, the Company retained Howard Frazier Barker Elliott, Inc. ("HFBE") to provide an independent evaluation of the fairness of the Sale of Assets from a financial point of view.

Use of Proceeds From the Sale of Assets
---------------------------------------

          The Sale of Assets is anticipated to result in the Company's receiving approximately $15,154,000 in gross proceeds, subject to adjustment. The Company also anticipates that it will collect outstanding customer accounts of approximately $2,113,000 in the ordinary course after consummation of the Sale of Assets. See "The Asset Purchase Agreement - Consideration." From the proceeds, the Company will pay various transaction related costs, including estimated legal, advisory and banking costs of $170,000. The Company will also be required to pay a commission of $480,000 to Gary Kob & Associates upon consummation of the Sale of Assets.

          The Company plans to use the proceeds from the Sale of Assets primarily to repay substantially all of its bank debt. At the time the Sale of Assets closes, the Company's bank debt is anticipated to be approximately $12,195,000, of which TSC has agreed to assume approximately $842,000 in capital lease obligations. Approximately $717,000 in debt will remain outstanding after the Sale of Assets. Accrued interest of approximately $981,000 will be repaid with proceeds from the Sale of Assets and substantially all of the remaining payables will remain outstanding and be repaid under the Company's customary terms. The remaining proceeds will be used by the Company for working capital purposes and to provide capital in restructuring the Company in the businesses of Internet operations and electronic commerce.

Recommendation of the Company Board
-----------------------------------

          The Company Board has unanimously approved the Asset Purchase Agreement and the Sale of Assets and has determined that the Sale of Assets is fair to and in the best interests of the Company's shareholders. THE COMPANY BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE SALE OF ASSETS AND THE ASSET PURCHASE AGREEMENT.

Reasons for the Sale of Assets; Factors Considered by the Company Board
-----------------------------------------------------------------------

          The petroleum marketing and convenience store industries in the United States have experienced a significant trend to consolidate over the past five years. Currently, significant petroleum marketers and convenience store operators are those with annual sales approaching or exceeding $1.0 billion. At September 30, 1999, there were 15 of these, three of which had sales of over $4.5 billion. The Company's sales from its petroleum marketing and convenience store operations were approximately $90 million and $73 million for fiscal 1998 and 1999, respectively. Currently, based on internal projections of the Company, annualized sales from the Business Assets (as defined below) are estimated to be approximately $74 million.

          These trends are believed to be the result of forces emanating from major suppliers and customers of the petroleum marketers and convenience store operators. This results in further concentration of buying power and causes declines in gross profit margins for all marketers and operators. The pressure on gross profit margins affects larger petroleum marketers and convenience store operators to a lesser extent because they can remain profitable, through greater sales volume, even though selling at lower gross profit margins. These trends have exacerbated the Company's ability to obtain and retain significant supplier franchises and large customers. Furthermore, the Company's position with smaller customers, historically a strength of its business, is at risk due to the supplier franchise limitations arising from the adverse trends noted above. Larger distributors with broader product offerings and resources are able to support the penetration of the smaller customer base more cost effectively.

          In approving the Asset Purchase Agreement and the Sale of Assets, the Company Board considered a variety of factors, including:

          1. The financial condition, results of operations, cash flows, business opportunities, current strategies, business plans, competitive position and prospects of the Company, and current economic and market conditions.

          2. The Company Board's belief that because of the consolidation that has been prevalent in the petroleum marketing and convenience store industries over the last few years, the position of the Company could continue to deteriorate with time due to the loss of suppliers, employees and customers.

          3. The fact that the Sale of Assets will enable the Company to eliminate substantially all of its bank debt and the Company Board's belief that the added flexibility provided by repayment of the Company's bank debt would position the Company as a more attractive vehicle for one or more business combinations.

          4. The Company Board's belief that potential acquisition candidates involved in the Internet business and electronic commerce would not be interested in the Company's traditional lines of business.

          5. The fact that on January 14, 1999 the Company announced that it was evaluating potential strategic alternatives to enhance shareholder value, and that since such time senior management of the Company and its representatives have engaged in discussions with certain parties interested in a possible transaction involving all or part of the Company. Based on such discussions and the views of members of senior management of the

                  Company, the Company Board believed that it was unlikely that any party would propose an acquisition or strategic business combination relating to its petroleum marketing and convenience store operations that would be more favorable to the Company and its shareholders than the Sale of Assets.

          6. The arms-length negotiations between representatives of the Company and TSC with respect to the consideration and other terms of the Asset Purchase Agreement, and the Company Board's belief that the purchase price represents the highest per share consideration that could be negotiated with TSC.

          7. The fact that the Asset Purchase Agreement (i) allowed the Company to seek to obtain an opinion from its investment banker that the Sale of Assets is fair from a financial point of view to the Company and its shareholders, (ii) provided for TSC to deposit $200,000 into escrow to secure its obligations under the Asset Purchase Agreement, and (iii) permits the Company to provide access and furnish information to, and participate in discussions or negotiations with, third parties in response to a Superior Proposal (as defined in the Asset Purchase Agreement) if the Company Board determines in good faith, after receiving formal advice from its financial advisor and outside counsel, that taking such action is reasonably necessary for the Company Board to comply with its fiduciary duties to the Company's shareholders under applicable law.

          The Company Board also considered a variety of potentially negative factors relating to the Sale of Assets, including the Company's belief that TSC must obtain financing in order to complete the transactions contemplated by the Asset Purchase Agreement. In addition, the Company Board considered the interests of certain persons. See "-- Interests of Certain Persons."

          The foregoing discussion of the information and factors considered by the Company Board is not intended to be exhaustive, but includes the material factors considered by the Company Board. In view of the variety of factors considered in connection with its evaluation of the Sale of Assets, the Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors.

Opinion of the Financial Advisor to the Company
-----------------------------------------------

          HFBE was retained by the Company to provide an independent evaluation of the fairness of the Sale of Assets from a financial point of view. HFBE has advised the Company Board that, in its opinion, the consideration to be paid by TSC for the Texas based petroleum marketing and convenience store operations of the Company is fair, from a financial point of view, to the Company's shareholders. The full text of the HFBE opinion, which describes the procedures followed, assumptions made and other matters considered in the opinion, is included in this document as Annex A. Shareholders should read the full opinion.

HFBE'S OPINION ADDRESSES ONLY THE CASH CONSIDERATION. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION TO PROCEED WITH THE SALE OF ASSETS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW THE SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE SALE OF ASSETS OR ANY OTHER RELATED MATTER.

          In arriving at its written opinion, HFBE, among other things:

          1. reviewed the Company's Annual Report on Form 10-K and related financial information for the year ended September 30, 1999, and the Company's Amended Annual Report on Form 10-K/A and related financial information for the year ended September 30, 1998;

          2.      reviewed appraisals of certain assets owned by the Company;

          3. conducted discussions with members of senior management of the Company concerning the Company's business and prospects;

          4. reviewed the historical market prices and trading activity for the Company Common Stock;

          5. compared the results of operations of the Company with those of certain companies which HFBE deemed reasonably similar to the Company;

          6. analyzed the nature and financial terms of certain business combinations involving companies in lines of business HFBE believes to be generally comparable to those of the Company;

          7. considered the pro forma effect of the Sale of Assets on certain of the Company's balance sheet items;

          8. reviewed the proposed Asset Purchase Agreement by and between the Company and certain of its subsidiaries and TSC;

          9. analyzed the tax loss carry forwards that may be available after the consummation of the Sale of Assets to TSC; and

          10.     reviewed  such  other   matters  as  HFBE  deemed   necessary,
                  including an assessment of general economic, market and monetary conditions.

          In preparing its opinion, HFBE relied on the accuracy and completeness of all information supplied or otherwise made available to it by the Company. HFBE did not independently verify the furnished information, or undertake an independent appraisal of the assets of the Company.

          Pursuant to the terms of HFBE's engagement, the Company has agreed to pay HFBE a fee of $50,000 for rendering its opinion as to fairness, from a financial point of view, of the Sale of Assets. The Company has agreed to reimburse HFBE for all its related expenses and to indemnify HFBE against certain liabilities, including liabilities under federal securities laws arising out of HFBE's engagement.

          HFBE's opinion is based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of the opinion. HFBE assumed that there had been no material change in the Company's financial condition, results of operations, business or prospects since the date of the last financial statements made available to HFBE. HFBE relied on advice of counsel to the Company as to all legal matters with respect to the Company and the Asset Purchase Agreement, and upon the Company with respect to the accounting treatment to be accorded the transaction. In addition, HFBE did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of the Company.

          The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to particular circumstances. Therefore, the HFBE opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its opinion, HFBE did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, HFBE believes that its analysis must be considered as a whole and that considering any portion of its analysis and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, HFBE made assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values. In addition, analyses relating to the value of the businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

          Subject to and based upon the foregoing, HFBE advised the Company of its opinion that the consideration to be paid by TSC in the proposed transaction is fair, from a financial point of view, to the Company and its shareholders.

Accounting Treatment of the Sale of Assets; Federal Income Tax Consequences
---------------------------------------------------------------------------

          The Sale of Assets is expected to result in an accounting gain of approximately $52,000. The Company expects to recognize a gain of this amount for federal and state tax purposes, which gain is expected to be offset by the Company's prior net operating losses. Because the Sale of Assets is solely a corporate action, it has no tax implications on shareholders of the Company.

          This transaction will be accounted for as a sale by the Company and as a purchase for TSC.

Interests of Certain Persons in the Sale of Assets
--------------------------------------------------

          In considering the recommendations of the Company Board, shareholders should be aware that certain members of the Company Board and the management of the Company have certain interests in the Sale of Assets that are different from, or in addition to, the interests of shareholders generally.

          Property Sale. Jerriel L. Evans, Sr. owns a parcel of real property that is adjacent to the Company's bulk plant. At the request of TSC, Mr. Evans has agreed to sell such property to TSC for approximately $25,000. The Company believes that this price is consistent with property values of surrounding similar parcels of land and that this sale of property is on terms no more favorable to Mr. Evans than he could have otherwise obtained from an unaffiliated third party.

          Severance Agreements. The Company has employment agreements with each of Jerriel L. Evans, Sr. and Richard Goeggel. Each of these agreements provides, in essence, that, should there be a change of control (which would include the Sale of Assets) and the officer's employment is terminated either (i) involuntarily, without just cause or (ii) voluntarily, if the officer has determined in good faith that his duties have been altered in a material respect or there has been a reduction in his compensation or employee benefits, the officer would be entitled to receive a severance payment. With respect to the Sale of Assets, each of Messrs. Evans and Goeggel has waived his right to receive a severance payment as a result of the Sale of Assets.

Rights of Dissenting Shareholders
---------------------------------

          Holders of Company Common Stock will have the right to exercise dissenters' rights with respect to the proposed Sale of Assets. Pursuant to
Article 5.12 and 5.13 of the TBCA (the "Dissenters' Statute"), holders of record of Company Common Stock who object to the proposed Sale of Assets and who follow the procedures prescribed by the Dissenters' Statute will be entitled to receive a cash payment equal to the "fair value" of the shares of Company Common Stock held by them. Set forth below is a summary of the procedures holders of Company Common Stock must follow in order to exercise dissenters' rights under the TBCA. This summary does not purport to be complete and is qualified in its entirety by reference to the Dissenters' Statute (a copy of which, as of the date hereof, is attached to this Proxy Statement as Annex B) and to any amendments to, or modifications of, such provisions as may be adopted after the date hereof.

          Any holder of Company Common Stock contemplating the possibility of objecting to the proposed Sale of Assets should carefully review the text of Annex B (particularly the specified procedural steps required to perfect its dissenter's rights) and should consult as appropriate with such holder's legal counsel. These rights will be lost if the procedural requirements of the Dissenters' Statute are not fully satisfied.

          Under the Dissenters' Statute, any holder of Company Common Stock who files with the Company, prior to the taking of the vote relating to the proposed Sale of Assets at the Meeting, a written objection to the proposed action and stating that the shareholder will exercise its right of dissent if the action is effected and who complies with the other applicable procedural requirements of the Dissenters' Statute, shall be entitled, if the proposed Sale of Assets is consummated, to receive a cash payment of the fair value of such shares. However, a shareholder who votes such holder's Company Common Stock against approval of the proposed Sale of Assets will not, solely by virtue of such vote, satisfy the notice requirement referred to above. Further, because an executed Proxy Card will be voted "FOR" the proposed Sale of Assets unless otherwise specified, a shareholder returning a signed but unmarked Proxy Card will waive his or her right to dissent from the proposed Sale of Assets.

          Written notice of the intent to exercise dissenters' rights must be sent to the Company at Post Office Box 2480, 720 Avenue F North, Bay City, Texas 77404-2480, Attn: Maybell H. Evans, prior to the taking of the vote at the Meeting. A HOLDER OF COMMON STOCK WHO DOES NOT SATISFY EACH OF THE REQUIREMENTS OF THE DISSENTERS' STATUTE WILL NOT BE ENTITLED TO EXERCISE ANY RIGHTS OF DISSENT UNDER THE PROVISIONS OF THE TBCA.

          No later than 10 days after the proposed Sale of Assets is effected, the Company must deliver or mail to each dissenting shareholder written notice that the action has been effected and the shareholder may, within 10 days from the delivery or mailing of such notice, make written demand on the Company for the payment of the "fair value" of such shareholder's shares. The demand must state the number and class of shares owned by the shareholder and the "fair value" of the shares as estimated by the shareholder. Any shareholder failing to make demand within the 10-day period shall be bound by the Company's action. Not later than 20 days after making such written demand, each holder of Company Common Stock who exercises dissenters' rights must submit to the Company the certificate or certificates representing such holder's shares of Company Common Stock for notation thereon that such demand has been made. Upon making a demand for value, a holder of Company Common Stock shall have no rights in the Company by virtue of holding such shares, other than the right to receive fair value for such shares.

          Within 20 days after receipt by the Company of a demand for payment made by the dissenting shareholder, the Company shall either accept the amount claimed in the demand or provide the shareholder with the Company's estimate of the "fair value" of the shares, in either case, along with an offer to pay either the agreed or offered amount within 90 days after the date on which the action was effected (upon the surrender of any certificates representing such shares, duly endorsed).

          If within 60 days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the Company, payment shall be made within 90 days after the date the action was effected (upon the surrender of any stock certificates, duly endorsed). If the Company and the shareholder do not so agree within such 60-day period, then either party may, within 60 days after the expiration of such 60-day period, seek a judicial determination of the fair value of the shareholder's shares. The court shall then determine which shareholders have properly complied with the provisions of Article 5.12 and shall appoint one or more qualified appraisers to determine that value. The court shall in its judgment determine the fair value of the shares of Company Common Stock of the shareholders entitled to payment based on the report prepared by the appraiser and subject to exceptions to be heard before the court both upon law and the facts.

          The term "fair value" as used in the Dissenters' Statute will be determined as of the day prior to the day of the Meeting and will exclude any appreciation or depreciation resulting from the proposed Sale of Assets.

                          THE ASSET PURCHASE AGREEMENT

          On December 10, 1999, the Company filed a report concerning the proposed Sale of Assets on Form 8-K with the Securities and Exchange Commission, which report includes the Asset Purchase Agreement as an exhibit thereto. See "Available Information". The following summary of the Asset Purchase Agreement is not complete and is qualified in its entirety by references to the provisions in the Asset Purchase Agreement.

Assets to be Sold
-----------------

          The assets to be sold to TSC (the "Business Assets") consist of all property, machinery, equipment, intellectual property, inventory and franchise rights relating solely to the Company's petroleum marketing and convenience store operations located in Texas and 42 parcels of real property that are owned or leased by the Company. For fiscal 1999, the businesses being sold accounted for approximately 84% of the Company's consolidated sales and 95% of the Company's consolidated operating loss.

          The sale excludes assets relating to the Company's petroleum marketing and convenience store operations in Louisiana, its EDCO Environmental business, cash and receivables and certain other specified Company assets. The Company's EDCO Environmental and Louisiana-based petroleum marketing and convenience store operations (collectively, "Remaining Businesses") accounted for approximately 16% of the Company's consolidated sales and 5% of the Company's consolidated operating loss during fiscal 1999. Following the consummation of the Sale of Assets, the Company will continue to explore strategic alternatives with respect to the Remaining Businesses.

Consideration

          The purchase price (the "Purchase Price") to be paid by TSC to the Company for the Business Assets is currently approximated at $15,175,000, based on the current estimated cost of the inventory to be sold. The Purchase Price includes approximately $2,500,000 for inventory relating to the Business Assets and shall be adjusted upon completion of a joint inventory count by TSC and the Company (the "Joint Inventory") on or before the Closing Date. In the event the cost of inventory as determined by the Joint Inventory is greater than $2,500,000, the Purchase Price will be increased by the amount exceeding $2,500,000. In the event such amount is less than $2,500,000, the Purchase Price will be reduced by the amount the cost of inventory falls below $2,500,000.

          The Purchase Price will also be adjusted in the event that (i) the real property located at 2041 Avenue F and 1709 7th Street in Bay City, Texas (the "Bay City Properties") and/or (ii) the real property located at 1218 Brazosport Blvd., Freeport, Texas (the "Freeport Property") is sold to a third party. In the event that the Bay City Properties are sold to a third party (other than TSC), the Purchase Price will be decreased by $145,000. In the event that the Freeport Property is sold to a third party (other than TSC), the Purchase Price will be decreased by $105,000. In the event that both the Bay City Properties and the Freeport Properties are sold to a third party (other than TSC), the Purchase Price will be decreased by $250,000. The Company currently has executed contracts to sell the Bay City Properties and the Freeport Property to third parties for $145,000 and $105,000, respectively.

Closing Date
------------

          Unless the Company and TSC agree otherwise, the Sale of Assets will be consummated no later than April 17, 2000 (the "Closing Date"), provided that the Company's shareholders have approved the matters submitted to them for approval in connection with the Asset Purchase Agreement, and all other conditions to the consummation of the Sale of Assets have been satisfied or waived. It is currently expected that the Sale of Assets will be consummated no later than April 17, 2000.

Representations and Warranties
------------------------------

          In the Asset Purchase Agreement, TSC has made various customary representations and warranties (subject in some cases to materiality and knowledge qualifiers) relating to, among other things, its business, the requisite corporate authority to enter into and perform its obligations under the Asset Purchase Agreement and the absence of a breach or violation of or default under its charter or bylaws or internal rules or regulations governing conduct of corporate actions as a result of the consummation of the Sale of Assets.

          The Company has made various customary representations and warranties (subject in some cases to materiality and knowledge qualifiers) relating to, among other things, its business, its requisite corporate authority to enter into and perform its obligations under the Asset Purchase Agreement, the absence of a breach or violation of or default under its charter or bylaws or internal rules or regulations governing conduct of corporate actions as a result of the consummation of the Sale of Assets, the accuracy of tax returns and other filings with applicable taxing authorities, compliance with certain legal requirements relating to the

Business Assets, possession of good and marketable title to the Business Assets, the accuracy of financial statements and the condition of the Business Assets. All representations, warranties, covenants and agreements of the Company and TSC shall survive for one year after the Closing.

Indemnification
---------------

          Each party has agreed to indemnify the other party against any losses relating to (i) any misrepresentation or breach of warranty by it; (ii) the breach of its representations or warranties for a period of one year; and (iii) its failure to perform or otherwise fulfill any covenant or agreement made in the Asset Purchase Agreement. The Company has also agreed to indemnify TSC for certain environmental liabilities for a period of one year from the Closing Date. The parties agreed that no indemnification claim would be made until the sum of such losses exceeds $100,000.

Escrow Agreement
----------------

          TSC has placed in escrow $200,000 in earnest money to secure its obligation to close the transactions contemplated by the Asset Purchase Agreement (the "Earnest Money"). Should TSC fail to perform its obligations in accordance with the terms of the Asset Purchase Agreement for any reason other than the failure of the Company to satisfy a condition of closing or the Company's default or failure to perform its obligations under the Asset Purchase Agreement, the Company shall be entitled, as its sole remedy, to terminate the Asset Purchase Agreement and recover the Earnest Money held in escrow pursuant to the escrow agreement, in full satisfaction of claims against TSC.

Non-Competition Agreement
-------------------------

          The Company and Jerriel L. Evans, Sr., individually, have agreed to execute on the Closing Date a Non-competition Agreement with TSC, the terms of which shall provide, among other things, that the Company and Mr. Evans, jointly and severally, agree not to sell gasoline, diesel or food products to any convenience store and/or own, build, or have any investment in any convenience store within a ten (10) mile radius of each location being transferred to TSC for a period of five years from the Closing Date.

Conduct of Business Prior to Closing
------------------------------------

          Beginning on the date of the Asset Purchase Agreement and continuing through the Closing Date, the Company has agreed (1) that the businesses being sold shall be carried on only in the ordinary course, consistent in all material respects with past practices; (2) except as permitted by the Asset Purchase Agreement, that none of the Business Assets shall be sold, transferred or otherwise disposed of or encumbered or otherwise have any lien placed thereon other than dispositions of inventory made in the ordinary course of business;
(3) that TSC will be advised of any material change in the Business Assets;  and
(4) that the Company will not take any action which would (i) constitute a default under the leases or the contracts being conveyed by the Company, (ii) impair any licenses or permits or (iii) otherwise be inconsistent with the provisions of the Asset Purchase Agreement.

Conditions to the Consummation of the Sale of Assets
----------------------------------------------------

          The respective obligations of the Company and TSC to consummate the Sale of Assets are subject to customary closing conditions, including among other things, the approval of the Sale Proposal by the

Company's shareholders. TSC's obligation to consummate the Sale of Assets is also subject to there being no material adverse change in the Business Assets, all landlord consents having been obtained, and all encumberances on the Business Assets having been released. As of the date of this Proxy Statement, the Company's lenders have indicated that they will consent to the Sale of Assets provided that, as contemplated, the indebtedness owed to such lenders is repaid at the Closing of the Sale of Assets. In addition, although it is not a requirement to the consummation of the Sale of Assets, the Company believes that TSC must obtain financing in order to complete the transaction. If TSC is unable to obtain financing, it is unlikely that TSC would be able to pay the Purchase Price, and the Company's sole recourse would be to keep the Earnest Money.

Termination
-----------

          The Asset Purchase Agreement may be terminated and cancelled at any time prior to the Closing Date by mutual written consent of TSC and the Company. The Asset Purchase Agreement may be terminated by either party if (i) the Initial Closing Date shall not have occurred on or before April 28, 2000, unless further extended as may be agreed upon by the parties, provided that such failure of occurrence shall not have resulted from the default or breach of such party or (ii) a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Asset Purchase Agreement, and such order, decree, ruling or other action shall have become final and non-appealable.

          The Company shall have the right to terminate and cancel the Asset Purchase Agreement if (a) the required approval of the Company's shareholders shall not have been obtained at a meeting duly held prior to the Closing Date, or (b) if the Company receives a bona-fide offer to enter into an agreement providing for any merger, consolidation, tender offer, exchange offer or sale involving the Business Assets, providing for terms better, in good faith determination of the Company Board, than those provided by the transactions contemplated hereunder (a "Bona-fide Offer").

Expense Reimbursement; Break-up Fee
-----------------------------------

          The Company and TSC will pay all of their own expenses (including attorneys' and accountants' fees) in connection with the negotiation of the Asset Purchase Agreement, the performance of their respective obligations thereunder and the consummation of the transactions contemplated thereby. The Company and TSC will each pay one-half of the cost of title policies, surveys and title company closing costs, provided that in relation thereto the Company shall not be required to pay more than $40,000 in the aggregate.

          If the Company terminates and cancels the Asset Purchase Agreement because the Company's shareholders do not consent to the Sale of Assets, the Company will cause the release of the Earnest Money to TSC and will reimburse TSC for any and all reasonable fees and expenses relating to or arising out of the transactions contemplated by the Asset Purchase Agreement, in an amount not to exceed $100,000 in the aggregate. If the Company terminates and cancels the Asset Purchase Agreement because it receives a Bona- fide Offer, the Company shall pay to TSC a termination fee of $200,000, and reimburse TSC for any and all reasonable fees and expenses relating to or arising out of the transactions contemplated by the Asset Purchase Agreement, in an amount not to exceed $100,000 in the aggregate.

                                 PROPOSAL NO. 2

                                   THE MERGER

          Following the Merger, the business and operations of the reorganized Company will be significantly different from those of the Company presently as a result of the Sale of Assets, the acquisition of I-Net and the change of control of the Company. The reorganized Company and its subsidiaries intend to adopt I-Net's business plan and enter the Internet and electronic commerce industry. However, the reorganized Company's ability to implement its operating and growth strategies is subject to a number of factors, many of which are beyond its control, and there can be no assurance that the reorganized Company will be able to successfully implement this strategy.

                          I-Net Holdings, Inc. Business

Overview
--------

          I-Net is a Delaware corporation which was created in December 1999 for the purpose of acquiring, developing and operating existing Internet businesses that engage primarily in business-to-business electronic commerce. I-Net's goal is to become a leading e-commerce company by acquiring companies in major segments of the Internet industry. I-Net's strategy includes the internal development and operation of e- commerce businesses as well as the acquisition of other Internet companies that provide strategic opportunities for I-Net. This strategy contemplates and encourages the development of opportunities for synergistic business relationships among the Internet companies within I-Net's portfolio.

          Acting as a long-term partner, I-Net believes that it will be able to use its collective resources to actively develop the business strategies, operations and management teams of the e-commerce companies it acquires. Through its collaborative model, I-Net hopes to broaden its support capabilities, explore acquisition opportunities and alliances with other companies and facilitate business arrangements among its e-commerce companies. I-Net believes that its resources will include the experience, relationships and specific expertise of its management team, its Board of Directors and its Advisory Board.

          I-Net intends to concentrate on companies that address transaction and information needs for the establishment of Internet web sites where buyers and sellers interact. I-Net hopes to identify such companies that have targeted specific niche markets and have begun implementing a business plan to exploit perceived market opportunities. I-Net's business development model will focus on the acquisition of e-commerce companies that would allow I-Net to establish a diverse network. The network of companies should provide I-Net with the opportunity for collaboration and innovation among the various businesses.

Industry Background
-------------------

          The Internet is rapidly changing from primarily an information delivery medium to an interactive platform through which companies market, operate and manage their businesses and conduct transactions. As a result of its widespread adoption, the Internet has led to the development of business-to-business, business-to-consumer and employer-to-employee relationships and communications. This is leading to the growth of, and demand for, professional services and the creation of innovative business models relating to the Internet and e-commerce.

          Companies are using the Internet to restructure the way they conduct their businesses. The Internet provides new ways for companies to market their products and services, manage their operations and employees and improve their financial results. Through the Internet, companies have the ability to improve their competitive positions, reduce operating, transaction and overhead costs, shorten product and marketing cycle times, create and strengthen business alliances and improve and accelerate the flow of information both internally and externally. Through e-commerce and the Internet, organizations are identifying, developing and expanding product and service offerings and creating new innovative strategies and operating models.

          The emergence of the Internet and e-commerce creates challenges for virtually all companies regardless of industry or location. In many industries, traditional barriers to entry, such as physical or capital assets, are becoming less important, and the traditional competitive advantages and business models that companies relied on to sustain their profitability are diminishing. The Internet and other technologies reduce the effect of geographic barriers, price discrimination and other factors and are changing the way many businesses have historically competed.

          In order to successfully develop Internet businesses and conduct e-commerce, companies need to understand how the Internet will address their overall long and short term business plans, and how business over the Internet differs from conventional business operations. Internet sites must be functional, distinctive, attractive, engaging and easy to use.

Opportunities for Emerging Business-to-Business E-Commerce Companies
--------------------------------------------------------------------

          I-Net believes that there are significant opportunities for companies using the Internet to create more efficient markets and enable e-commerce. I-Net intends to focus its acquisition efforts on three types of business-to-business Internet companies:

          Services Companies. Services companies utilize the Internet as their primary form of distribution for the services they provide. They may sell information or services to businesses or consumers or provide the services for free. Services companies may create a forum for people to interact. They typically provide information, solutions or an environment that allows businesses or consumers to gain knowledge regarding a subject or problem. Services companies allow buyers and sellers to interact in an electronic environment that leads to a more efficient exchange of services.

          Product Distribution Companies. Product distribution companies utilize the Internet as their primary form of distribution for their goods. They sell to buyers by creating more efficient Internet- based markets for the exchange of goods, services and information. Through the utilization of the Internet, product distribution companies enable more effective and lower cost commerce for consumers and businesses by, among other things, providing access to a broader range of buyers. These exchange models allow buyers and sellers to interact on a global basis. Product distribution companies typically operate in a specific industry and tailor their business models to match a target market's distinct characteristics.

          Technology Companies. Technology companies develop or create innovative technologies that enhance the efficiency of Internet products, services or users. Technology companies' products can be used by portfolio companies and add value to their existing models. The technology deployed may create a unique business model or enhance an existing model. Technology companies utilize new technologies to provide creative solutions and develop new markets and models.

Strategy
--------

          I-Net intends to become a leading business-to-business e-commerce company by establishing an e-commerce presence in major segments of the economy. I-Net's operating strategy is to integrate its portfolio companies into a collaborative network that leverages I-Net's collective knowledge and resources. Acting as a long-term partner, I-Net intends to use these collective resources to actively develop the business strategies, operations and management teams of its portfolio companies.

          I-Net's strategy is to:

           o create or identify companies with the potential to become industry leaders;

           o acquire portfolio companies and incorporate them into its collaborative network;

           o provide strategic guidance and operational support to its portfolio companies; and

           o       promote collaboration among its portfolio companies.

In implementing this strategy, I-Net intends to leverage the collective knowledge and experience of its portfolio companies, Board of Directors and Advisory Board members. I-Net's Advisory Board will consist of executives from various backgrounds who I-Net believes will provide its network with strategic guidance, sales and marketing and information technology expertise, and industry contacts. Typically, I-Net intends to acquire the entire equity interest in portfolio companies; however, in certain situations, I-Net may acquire minority interests in e-commerce companies.

Create or Identify Companies With the Potential to Become Leaders
-----------------------------------------------------------------

          I-Net intends to apply a disciplined analysis to identify companies that are positioned to succeed and have the ability to become leaders. In evaluating whether to enter a market by building a company or acquiring an existing company, I-Net will weigh the following industry and company factors:

          Industry Criteria

                  Inefficiency. I-Net will consider whether the industry suffers from inefficiencies that may be alleviated through e-commerce. I-Net will also consider the relative level of inefficiency, as more inefficient industries present greater profit potential.

                  Competition.   I-Net   intends  to  evaluate   the  amount  of
                  competition that a potential acquisition candidate faces from e-commerce and traditional businesses.

                  Profit Potential. When evaluating companies, I-Net will consider the number and dollar value of transactions in the industry. In the industries that I-Net intends to target, offering even moderate incremental efficiency improvements presents profit potential.

                  Centralized Information Sources. When evaluating companies, I-Net intends to consider whether the industry has product standards, catalogs, trade journals and other centralized sources of information regarding products, prices, customers and other factors. The availability of this information makes it easier for a market leader to facilitate communication and transactions. I-Net intends to avoid industries where standards are not available.

          Company Criteria

                  Industry Leader. I-Net intends to partner with a company only if it believes that it has the products and ability to become a leader in its industry.

                  Management Quality. I-Net intends to assess the overall quality, experience and industry expertise of a potential company's management team.

                  Technology. I-Net intends to evaluate the uniqueness of the company's proprietary technology and its scalability.

                  Significant Ownership. I-Net will consider whether it will be able to obtain all of the equity of the company or exert influence over the company.

                  Network Synergy. I-Net intends to consider the degree to which a potential company may contribute to its network, and benefit from its network and resources.

Plan of Operation
-----------------

          I-Net was formed to acquire, develop and operate Internet companies that engage in business-to- business e-commerce. Following the consummation of the Merger, I-Net anticipates that it will have approximately $15 million in cash to use along with equity of the Company to consummate these acquisitions.

          I-Net has no operating history upon which investors can evaluate its business and prospects. It will combine the operations of the businesses it acquires into the operations of the Company, and it may not be able to achieve or maintain profitability of any of its businesses or overall. I-Net has no historical results of operations, and its pro forma financial information will not give an accurate indication of its future results of operations or prospects. In addition, companies like I-Net in an early stage of development frequently encounter risks, expenses and difficulties associated with starting a new business, many of which may be unexpected or beyond its control.

          I-Net's future profitability will depend heavily on its ability to integrate the operations and management of the companies it acquires. Failure to successfully integrate any of the companies I-Net acquires may cause significant operating inefficiencies and adversely affect its profitability. I-Net's professional services providers will not have worked together before and in some cases may have previously served the same clients and provided duplicative services and may have competed against each other. To the extent I-Net's companies have competed with each other in the past, I-Net will need to, but may not be able to, redeploy its resources. To the extent I-Net cannot effectively redeploy its resources, its revenues may suffer. I-Net plans to spend substantial resources to integrate the businesses it acquires. In particular, to successfully integrate newly acquired companies, I-Net must:

          o install and standardize adequate operational, financial and control systems;

          o        deploy common equipment and telecommunications facilities;

          o implement and integrate new and existing marketing and sales efforts; and

          o        create a unified brand identity.

In addition, during I-Net's beginning stage of development and operation, it may encounter expenses and difficulties that it may not expect or that are beyond its control. I-Net may not be able to achieve or maintain profitability for any of the companies it is acquiring or for itself as a whole.

Acquisitions
------------

          I-Net intends to pursue and evaluate acquisition opportunities (including opportunities to acquire the assets and properties of Internet companies or entities owning Internet properties or related assets and opportunities to engage in mergers, consolidations or other business combinations with entities owning or operating Internet assets or related properties). At any given time, I-Net may be in various stages of evaluating these opportunities. These stages may take the form of internal financial analysis, preliminary due diligence, the submission of an indication of interest, preliminary negotiations or negotiation of a letter of intent, term sheet or definitive agreement. While I-Net is currently evaluating a number of potential acquisition opportunities (some of which would be material in size to I-Net), it has not signed a letter of intent with respect to any material acquisition and currently has no assurance of completing any particular material acquisition or of entering into negotiations with respect to any particular acquisition.

Services
--------

          I-Net intends to offer a wide range of Internet and e-commerce professional services to traditional businesses as well as new Internet-based businesses. These services will fall into a number of categories, including strategic guidance and operational support, which involve the following activities:

          Strategic Guidance. I-Net intends to provide strategic guidance to its e-commerce companies regarding market positioning, business model development and market trends. Strategic guidance services include services that help I-Net's clients understand how to use the Internet and e- commerce to achieve operating efficiencies, open new and more effective ways to communicate with customers and suppliers, enhance competitive advantages and otherwise incorporate the Internet and e-commerce into their businesses.

          Operational Support. E-commerce companies often have difficulty obtaining senior executive level guidance companies need. I-Net intends to assist its e-commerce companies by providing access to skilled managers who will assist the companies in the following areas:

          Cross-selling products and services. I-Net hopes to foster the cross-selling of products and services among the businesses in its portfolio companies.

          Sales and Marketing. I-Net intends to assist its companies with improving the sales and marketing model and by providing leverage in key advertising segments.

          Advertising solutions. I-Net intends to seek to develop innovative ways for its companies to reach their target audiences effectively through the Internet and other mediums. Internet companies spend a significant amount of capital trying to establish market share and reach new customers. I-Net hopes to leverage the buying power and synergies of its companies to efficiently and effectively to market their goods and services.

          Executive Recruiting and Human Resources. I-Net intends to hire several executives to provide dedicated recruiting and other human resource support to its companies. I-Net believes that this is one of the most important functions that it can perform on behalf of its e-commerce companies.

          Information Technology. I-Net intends to hire a Chief Technology Officer who will be dedicated to helping I-Net's e-commerce companies with their information systems strategies and solving problems relating to their current information technology.

          Finance. I-Net will focus on providing financial guidance to its companies in areas such as corporate finance, financial reporting, accounting and treasury operations.

          Continued  Development  of  Applications.   I-Net  intends  to  assist
          companies in their continued development of infrastructure and web based products through the utilization of I-Net's team.

          Business Development. Business-to-business e-commerce companies may be involved in evaluating, structuring and negotiating joint ventures, strategic alliances, joint marketing agreements, acquisitions or other transactions. I-Net will provide assistance to its companies in these areas.

Sharing of Information
----------------------

          One of the principal goals of I-Net's network of companies is to promote innovation and collaboration among its companies, which results in shared knowledge and business contacts, as well as the formation of numerous strategic alliances. I-Net intends to promote collaboration formally by hosting regularly scheduled seminars relating to operational and business issues. At these seminars, I-Net anticipates that the executives of its portfolio companies will share their experiences with each other. On an informal basis, I-Net intends to promote collaboration by making introductions and recommending companies to each other.

International
-------------

          I-Net intends to focus on opportunities that utilize the Internet to unite buyers and sellers around the world. I-Net believes the greatest opportunities are to create conduits for business to interact in a global environment and that these opportunities would provide efficiencies and economic gain for market leaders. I-Net intends to open offices in selected international markets to enhance I-Net's strategic opportunities.

Intellectual Property
---------------------

          I-Net intends to utilize intellectual property in its business, some of which it believes will be proprietary. I-Net intends to rely generally on trade secret law to protect its proprietary interests. It cannot guarantee that the steps it takes to protect its proprietary rights will be adequate to deter misappropriation of its intellectual property, and I-Net may not be able to detect unauthorized use and take appropriate steps to enforce its intellectual property rights. If third parties infringe or misappropriate I-Net's trade secrets, copyrights, trademarks or other proprietary information, its business could be seriously harmed. In addition, although I-Net believes that its proprietary rights will not infringe on the intellectual property rights of others, other parties may assert infringement claims against I-Net or claim that it has violated their intellectual property rights. These claims, even if not true, could result in significant legal and other costs and may be a distraction to management. Protection of intellectual property in many foreign countries is weaker and less reliable than in the United States, so if I-Net's business expands into foreign countries, risks associated with protecting its intellectual property will increase.

Employees
---------

          As of March 1, 2000, I-Net had three employees, all of whom were in management I-Net's success will depend in part on its ability to attract, retain and motivate highly qualified technical and management personnel, for whom competition is intense.

Legal Proceedings
-----------------

          I-Net is not a party to any pending material legal proceedings.

Background of the Merger
------------------------

          In early April 1999, the Company announced that it intended to reposition itself as an Internet operator and e-commerce company. As part of this strategy, the Company began to solicit a potential acquisition target involved in these businesses. On June 4, 1999, the Company executed an agreement to acquire AfreeGift.com. This Agreement was terminated on October 8, 1999.

          On October 22, 1999, Jerry Evans, Jr., Vice President of Corporate and Investor Relations of the Company, met with Richard Dix, the current President of I-Net, to discuss Mr. Dix's activities relating to the Internet and e-commerce industries since his resignation as Executive Vice President of the Company.

          On November 9, 1999, Messrs. Evans and Dix met again to discuss Mr. Dix's business model relating to I-Net and to discuss opportunities available to Internet and e-commerce companies. On such date, the Company and Mr. Dix executed a customary confidentiality agreement with respect to the mutual exchange of non-public information.

          During November and December 1999, the Company and Mr. Dix conducted their due diligence reviews and continued to negotiate regarding the general terms of a proposed transaction. During this period, the Company continued to solicit interest from other prospective acquisition targets and held discussions with two such acquisition candidates. The Company eventually decided not to pursue a transaction with such parties for various reasons. On December 13, 1999, I-Net was incorporated in the State of Delaware

          On December 27, 1999, legal counsel for I-Net delivered a form of merger agreement to the Company and its counsel.

          On January 3, 2000, the Company Board commenced a meeting whereby it had a discussion of the terms of the proposed transaction with I-Net. The Company's management reviewed with the Board the discussions held with another acquisition candidate. The meeting of the Company Board was adjourned until January 4, 2000, at which time the Company Board formally authorized the retention of HFBE as its financial advisor relating to the merger with I-Net.

          On January 13, 2000, the Company Board held a meeting whereby it held detailed discussions relating to the terms of the proposed Merger Agreement. At such meeting, HFBE presented its financial analysis of the Company's valuation (assuming the consummation of the proposed Sale of Assets to TSC) and the proposed transaction with I-Net. The Company Board authorized the Company's officers to negotiate and finalize the definitive merger agreement with I-Net.

          On January 21, 2000, the Company Board met to discuss the terms of the definitive merger agreement with I-Net. At such meeting, HBFE rendered an oral fairness opinion to the Company Board, which was subsequently confirmed in writing. Following the Company Board's review of the terms of the transaction, the Company Board unanimously determined (with Mr. Jerriel L. Evans, Sr. abstaining from the vote), that the Merger Agreement and the transactions contemplated thereby are in the best interests of the Company's shareholders, approved the Merger Agreement and the transactions contemplated thereby and recommended that the Company's shareholders approve and adopt the Merger Agreement and the transactions contemplated thereby.

          On January 23, 2000, the Company and I-Net executed and delivered the definitive Agreement and Plan of Merger. On January 24, 2000, the Company issued a press release announcing the execution of the Merger Agreement. On January 28, 2000, the Company Board approved changes to the Merger Agreement. On January 31, 2000, an amended and restated Agreement and Plan of Merger was executed in order to clarify and confirm the agreement of the parties relating to the proposed transaction to eliminate certain closing conditions and to grant I-Net additional termination rights.

          By a letter dated February 17, 2000, Nasdaq notified the Company that it was being delisted from Nasdaq National Market as of the close of business on February 17, 2000. The Company issued a press release announcing its delisting on February 18, 2000. After the delisting notification, the parties renegotiated certain terms of the Merger Agreement. On February 22, 2000, the Company Board reviewed the renegotiated terms and unanimously determined (with Mr. Jerriel L. Evans, Sr. abstaining from the vote), that the new terms and the transactions contemplated thereby are in the best interests of the Company's shareholders, approved a further amendment to the Merger Agreement and recommended that the Company's shareholders approve and adopt the Merger Agreement as amended and the transactions contemplated thereby. On February 24, 2000, I-Net's legal counsel delivered a draft of Amendment No. 1 to Amended and Restated Agreement and Plan of Merger ("Amendment No. 1"). On March 1, 2000, the parties executed Amendment No. 1 to remove the listing of the Company Common Stock on Nasdaq as a condition to closing and to permit I-Net to issue warrants to purchase up to 3,000,000 shares of I-Net Common Stock at no less than $1.00 per share in order to consummate the I-Net Financing (as defined below), among other things.

Recommendation of the Company Board
-----------------------------------

          The Company Board (with Mr. Jerriel L. Evans, Sr. abstaining) has unanimously approved the Merger Agreement and the transactions contemplated thereby, and has determined that the Merger is fair to and in the best interests of the Company and the Company's shareholders.

          THE COMPANY BOARD RECOMMENDS THAT THE HOLDERS OF THE COMPANY'S COMMON STOCK VOTE "FOR" THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

Reasons for the Merger; Factors Considered by the Company Board
---------------------------------------------------------------

          In approving the Merger Agreement and the Merger, the Company Board considered a variety of factors, including:

          1. The financial condition, results of operations, cash flows, business opportunities, current strategies, business plans, competitive position, and prospects of each of the Remaining Businesses and I-Net, and current economic and market conditions in the Internet and e- commerce industries.

          2. The presentations of HFBE at the meetings of the Company Board with respect to, among other things, the Merger, and the opinion of HFBE delivered to the Company Board to the effect that as of such date, the Merger was fair from a financial point of view to the Company's shareholders.

          3. The Company's strategic plan and the Company Board's belief that the Company's ability to pursue the plan would be enhanced by the Merger.

          4. The Company Board's belief that the experience of Richard Dix, I-Net's Board of Directors, I-Net's officers and its Board of Advisors would provide the Company with the needed expertise to compete in the Internet and e-commerce industries.

          5. The fact that it is a requirement of the Merger that I-Net raise approximately $15 million in cash, which will be used to fund the combined company's Internet and e-commerce operations.

          6. The fact that management of the Company and its representatives had engaged in discussions with certain parties interested in a possible transaction involving all or part of the Company. Based on such discussions and the views of members of senior management of the Company, the Company Board believed that it was unlikely that any party would propose an acquisition or strategic business combination that would be more favorable to the Company and its shareholders than the Merger.

          7. The arms-length negotiations between representatives of the Company and I-Net with respect to the consideration and other terms of the Merger, and the Company Board's belief that the terms of the Merger Agreement, including the Merger Consideration and the exchange ratio, represents the most favorable terms that could be negotiated with I-Net.

          8. The fact that the Merger Agreement permits the Company to provide access and furnish information to, and participate in discussions or negotiations with, third parties in response to a Superior Proposal if the Company Board determines in good faith, after receiving formal advice from its financial advisor and outside counsel, that taking such action is reasonably necessary for the Company Board to comply with its fiduciary duties to the Company's shareholders under applicable law.

          The Company Board was aware of the fact that Mr. Dix, the President of I-Net, previously served as an executive officer of the Company. See "Prior Relationship between the Company and Richard Dix." The Company Board also considered a variety of potentially negative factors relating to the Merger, including (i) the dilutive effect of issuance of Company Common Stock to the I-Net stockholders, option holders and warrant holders, (ii) the uncertainty of I-Net's development and the fact that I-Net has no historical operations, (iii) the transaction costs, (iv) the fact that the Sale of Assets was a condition to I-Net's obligations under the Merger Agreement, (v) the risks that the anticipated benefits of the Merger might not be obtained and (vi) the termination fees and expenses payable by the Company if the Merger is not consummated.

          The foregoing discussion of the information and factors considered by the Company Board is not intended to be exhaustive, but includes the material factors considered by the Company Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Individual directors may have given differing weights to different factors. In addition, the Company Board considered the interests of certain persons discussed under "-- Interests of Certain Persons."

Opinion of the Financial Advisor to the Company
-----------------------------------------------

          HFBE has acted as the Company's financial advisor in connection with the Merger. HFBE has advised the Company Board that, in its opinion, the terms of the merger are fair, from a financial point of view, to the Company's shareholders. The full text of the HFBE opinion, which describes the procedures followed, assumptions made and other matters considered in the opinion, is included in this document as Annex C. Shareholders should read the full opinion.

HFBE'S OPINION ADDRESSES ONLY THE MERGER CONSIDERATION. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION TO PROCEED WITH THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW THE SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER OR ANY OTHER RELATED MATTER.

          In arriving at its written opinion, HFBE, in addition to the factors reviewed with respect to the Sale of Assets previously described, among other things:

          1. conducted discussions with members of senior management of the Company concerning the Company's business and prospects;

          2. reviewed the business plan of I-Net and held discussions with management of I-Net regarding the execution of its business plan;

          3. reviewed the Merger Agreement, including Amendment No. 1 thereto; and

          4.      reviewed  such  other   matters  as  HFBE  deemed   necessary,
                  including an assessment of general economic, market and monetary conditions.

          In preparing its opinion, HFBE relied on the accuracy and completeness of all information supplied or otherwise made available to it by the Company and I-Net. HFBE did not independently verify the furnished information, or undertake an independent appraisal of the assets of the Company or I-Net.

          HFBE's opinion is based upon market, economic, financial and other conditions as they existed and can be evaluated as of the date of the opinion. HFBE expressed no opinion as to the price at which the securities to be issued in the Merger may trade after the Merger. HFBE assumed that there had been no material change in the Company's financial condition, results of operations, business or prospects since the date of the last financial statements made available to HFBE. HFBE relied on advice of counsel to the Company as to all legal matters with respect to the Company, the Merger and the Merger Agreement, and upon the Company with respect to the accounting treatment to be accorded the transaction. In addition, HFBE did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of the Company or I-Net.

          The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to particular circumstances. Therefore, the HFBE opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its opinion, HFBE did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, HFBE believes that its analysis must be considered as a whole and that considering any portion of its analysis and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, HFBE made many assumptions with respect to general business and economic conditions and other matters, many of which are beyond the control of the Company. Estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values. In addition, analyses relating to the value of the businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

          Pursuant to the terms of HFBE's engagement, the Company has agreed to pay HFBE a fee of $25,000 for rendering its opinion as to the fairness, from a financial point of view, of the Merger. The Company has agreed to reimburse HFBE for all its related expenses and to indemnify HFBE against certain liabilities, including liabilities under federal securities laws arising out of HFBE's engagement.

          RELATIVECONTRIBUTION ANALYSIS. In determining the fairness from a financial point of view of the proposed Merger, HFBE considered the fact that the Company had generated negative operating income in the last few years, was currently generating negative operating income and was expected to continue to do so in the future. HFBE also considered the fact that the Company is a public company, which was recently delisted from Nasdaq. Furthermore, the assets of the Company remaining after the TSC transaction were also expected to generate negative operating income. In addition, I-Net is a newly formed entity with no operations; however, I-Net has agreed to raise $15 million in equity financing.

          Based on the foregoing, HFBE analyzed the contributions of each of the Company and I-Net in terms of net asset value ("NAV"). The value of the net assets of the Company is based on discussions with management of the Company regarding the value of the assets of the Company remaining after the consummation of the TSC transaction.

          HFBE observed that the relative contribution by the Company to the combined company at closing would be between approximately 17% to 19% on a NAV basis. HFBE compared this relative contribution with the approximately 24% continuing ownership stake that the Company's shareholders would have in the combined company following the Merger. Since the Company's relative contribution was below 24%, the transaction appeared fair to HFBE.

Anticipated Accounting Treatment; Federal Income Tax Considerations
-------------------------------------------------------------------

          Since the former stockholders of I-Net will own approximately 76% of the Company's outstanding Company Common Stock following the Merger, for accounting purposes I-Net will be deemed to be the acquiring company and the Company will be deemed to be the acquired company. Accordingly, the Merger will be accounted for as a reverse purchase of the Company by I-Net using the purchase method of accounting. The purchase method of accounting prescribes that the acquiring company allocate the cost of an acquired company to the assets acquired and the liabilities assumed as of the date of acquisition based on their estimated fair values. Any excess of cost over the estimated fair values of net assets is recorded as goodwill and is amortized over its expected benefit period. See "Annex G - Unaudited Pro-Forma Combined Financial Statements." The financial statements of the merged company filed for post-merger periods will depict the acquisition of the Company by I-Net, and will include financial statements of I-Net for pre-merger comparable periods.

          The Merger is expected to constitute a "reorganization" within the meaning of Section 368 of the Code. No gain or loss will be recognized by the Company or I-Net or by the Company's shareholders, as a result of the Merger.

Dilution
--------

          After the Merger, the present I-Net stockholders will own approximately 76% of the Company (85% assuming the full 9,000,000 shares issuable in the I-Net Financing are issued and taking into consideration the effect of outstanding options and warrants to purchase shares of I-Net Common Stock which will be converted into substantially identical options and warrants to purchase shares of Company Common Stock after the Merger). Because I-Net's current stockholders will control the Company, it was important for the Company Board to ensure that the present Company shareholders received fair consideration as a result of the Merger. While the Company believes that the 24% of the reorganized Company to be owned by the present Company shareholders after the Merger is equal to or greater than 100% of the value of the Company prior to the Merger, there can be no assurance that the Company's estimation is correct.

Nasdaq Re-listing Requirements
------------------------------

          On February 17, 2000, the Company received a letter from the Nasdaq Stock Market indicating that Nasdaq had determined to delist the Company Common Stock from the Nasdaq National Market. Because it is the intention of the parties that the Company be a Nasdaq listed company following the Merger, the Company will need to satisfy Nasdaq's initial listing standards in order for its shares to be listed on the Nasdaq National Market. The initial listing standards are: (i) net tangible assets of $6 million, market capitalization, total assets or total revenues greater than $75 million, or net income of $1 million in the most recently completed fiscal year or in two of the last three most recently completed fiscal years; (ii) a public float of at least 1,000,000 shares; (iii) a market value of the public float of at least $5 million; (iv) a minimum bid price of at least $5.00 per share; (v) at least 400 shareholders; and (vii) certain corporate governance standards. The Company believes that the reorganized Company will meet these quantitative standards after the Merger. However, Nasdaq may also apply non-quantitative requirements to the reorganized company, and such requirements could delay a favorable listing decision or even cause a denial of listing.

Changes to 2000 Stock Option Plan
---------------------------------

          Upon the consummation of the Merger, if the shareholders approve the 2000 Plan at the Meeting, the terms of the 2000 Plan will be amended to increase the number of shares available under the 2000 Plan from 1,000,000 to 5,000,000 and to include language which will subsequently set the number of shares available for issuance under the 2000 Plan at 5,000,000 plus 20% of the number of shares of Company Common Stock outstanding over 25,000,000. The amendment will also limit the aggregate number of incentive stock options which may be granted under the 2000 Plan to 5,000,000 shares. See "Proposal 5 Adoption of 2000 Plan".

Management After the Merger
---------------------------

Directors

          On the Record Date, the directors of the Company were Ms. Julie H. Edwards, Mr. Jerriel L. Evans, Sr., Mr. Carl Shafer, Mr. Charles Way, Ms. Darlene Jones, Mr. Peter Losavio and Mr. Richard Goeggel. For information relating to the directors who constitute the current Company Board, see "Proposal 6 - Election of Directors." Upon consummation of the Merger, Mr. Evans, Sr., Mr. Charles Way, Mr. Peter Losavio, Ms. Darlene Jones and Mr. Richard Goeggel shall resign from the Company Board, and Ms. Julie H. Edwards and Mr. Carl Shafer will remain on the Company Board. Pursuant to the Merger Agreement, I-Net has designated Mr. Richard Dix, Dr. Nancy Upton, Mr. Jack Tompkins and Mr. Lloyd Shoppa (the "Director Appointees") to serve on the Board. Since the Company has a classified Board of Directors divided into three classes, the individuals set forth below will be the Company Board upon consummation of the Merger.

          Term to Expire in 2001
          ----------------------
          Ms. Julie H.  Edwards
          Mr. Carl Schafer

          Term to Expire in 2002
          ----------------------
          Mr. Jack Tompkins
          Dr. Nancy Upton

          Term to Expire in 2003
          ----------------------
          Mr. Richard Dix
          Mr. Lloyd Shoppa

          In accordance with the requirements of Rule 14f-1 promulgated under the Exchange Act, I-Net has provided certain information to the Company to be included in this Proxy Statement, which is set forth below. For certain information relating to Mr. Schafer and Ms. Edwards, see "Proposal 6" below. I-Net has advised the Company that each of the Director Appointees has consented to serve on the Company Board and that, to the best of its knowledge, none of the Director Appointees (i) has a family relationship with any of the directors or executive officers of the Company, (ii) beneficially owns any securities (or rights to acquire securities) of the Company or (iii) has been involved in any transactions, or has any business relationships with the Company or any of its directors, executive officers or affiliates, of the type required to be disclosed pursuant to Rule 14f-1 under the Exchange Act. The information contained herein concerning I-Net and its directors has been furnished by I-Net. The Company assumes no responsibility for the accuracy or completeness of such information.

          The name, present principal occupation or employment and five-year employment history of each Director Appointee and certain other information is set forth below. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to employment with I-Net. Except as noted, none of the persons listed below owns any shares of Company Common Stock or has engaged in any transactions with respect to shares of Company Common Stock during the past 60 days. During the last five years, neither I-Net, nor any Director Appointee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) nor was such person a party to a civil proceeding of a judicial or administrative body of competent jurisdiction, and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws. Unless otherwise indicated, all Director Appointees listed below are citizens of the United States.

          Richard B. Dix is the founder and Chairman of the Board, Chief Executive Officer and President of I-Net. From April 1998 to June 1999, Mr. Dix served as Executive Vice President of the Company. In addition, Mr. Dix has served as President and Chief Executive Officer of Dix Development Corporation since 1996. From August 1990 to December 1995, he served as President and Chief Executive Officer of Do Rags, Inc. Mr. Dix received a BBA from Baylor University.

          Jack I. Tompkins has served as a director of I-Net since March 2000. Mr. Tompkins served as a Senior Vice President of Enron Corp. from 1988 to 1996. From 1996 to the present, he has served as the Managing Partner of Raintree
Capital and ARTA Equity Advisors. In 1999, Mr. Tompkins served as the CFO of Crescent Real Estate and from 1999 to the present he has served as Chairman and CEO of iExalt, Inc. Currently, he serves on the Board of Directors of iExalt, Inc. and Internet Law Library, Inc.

          Nancy B. Upton, Ph.D. has served as a director of I-Net since March 2000. Dr. Upton has been employed since 1983 as a University Professor at Baylor University where she holds the Ben Williams Chair in Entrepreneurship. Dr. Upton currently serves on the Board of Directors of Fidelity Bank of Texas, Tribo Petroleum, BowOil Company, the Academy of Management, Entrepreneurship Division, the United States Association of Small Business and Entrepreneurship and the Stetson University, School of Business's Family Business Center. In addition to her directorships, Dr. Upton is the Chair of the Executive Committee for the Academy of Management, Entrepreneurship Division and the Vice President of the United States Association of Small Business and Entrepreneurship's Women and Minority Division.

          Lloyd Shoppa has served as a director of I-Net since March 2000. Mr. Shoppa served as President of Bell Helicopter, a division of Textron Inc., from 1995 and Vice Chairman from January 1997 until his retirement in 1997. Mr. Shoppa served as President of Bell Helicopter Canada from April 1987 to April 1990. Since August 1990, Mr. Shoppa has served as Chairman and a director of Shoppa's Material Handling, Inc.

Since November 1983, he has served as Chairman and a director of Shoppa's Farm Supply, Inc. Since January 1999, he has served as President and a director of Clean Air Flow, Inc. Mr. Shoppa was a 1997 inductee into the NMA Management Hall of Fame.

Advisory Board Members

          Pallab K. Chatterjee, Ph.D. has served as an advisory director of I-Net since March 2000. Dr. Chatterjee has served as Chief Operating Officer of i2 Technologies since March 2000. Dr. Chatterjee served as Senior Vice President and Chief Information Officer of Texas Instruments Incorporated from 1997 to January 2000. From January 1995 to May 1997, he served as President of Texas Instrument's Personal Productivity Products where he was responsible for laptop computers, educational and pocket solution products. From 1992 to January 1995, he served as Senior Vice President and Chief Technical Officer, Semiconductor Group and Director of Research and Development/Technology. Dr. Chatterjee served as Vice President/Director, R&D from 1989 to 1992. He is a Senior Fellow in IEEE and was elected to the National Academy of Engineering in 1997.

          Michael H. Stone, Ph.D. has served as an advisory director of I-Net since March 2000. Dr. Stone has served as Chairman of the Board of American Iron Horse Motorcycle Company since September 1998. From 1994 to 1997, he served as President and COO of the United Baseball League. From 1991 to 1994, he also served as President and CEO of Triad Technologies International, and from 1983 to 1990, he served as President and COO of the Texas Rangers Baseball Club.

          Donald L. Sexton, Ph.D. has served as an advisory director of I-Net since March 2000. In 1994, Dr. Sexton established the National Center for Entrepreneurship Research at the Ewing Marion Kauffman Foundation and served as its director until his retirement in 1997. He now serves as a consultant to the Center. From 1986 to 1994, Dr. Sexton held the William H. Davis Chair in Entrepreneurship at Ohio State University. From 1979 to 1986, he held the Caruth Chair in entrepreneurship and was the Director for Entrepreneurship at Baylor University.

          Donald Comrie has served as an advisory director since March 2000. Mr. Comrie has served since 1995 as Chairman, President and Co-Founder of Xcape, a leading web-engineering corporation. From 1994 to 1995, Mr. Comrie was a product manager with MBI, one of the nation's leading direct marketers. Mr. Comrie received his MBA and BA from Columbia University.

Executive Officers

          The Merger Agreement provides that the following individuals will be named as executive officers of the Company:

          Name                   Position
          ----                   --------
          Richard Dix            Chief Executive Officer and Chairman
          Tom Jacobs             Executive Vice-President-Operations
                                   & Strategic Development
          Craig Fleming          Chief Financial Officer

          For a description of the terms of employment for Mr. Dix, Mr. Jacobs and Mr. Fleming, see "Interests of Certain Persons in the Merger."

          Tom Jacobs has served as the Executive Vice President-Operations & Strategic Development of I-Net since March 2000. Prior to joining I-Net, Mr. Jacobs founded Astrive, Inc. and served as its President from December 1998 to December 1999. From 1994 to 1997, Mr. Jacobs co-founded InterActive8, Inc. and served as its Chief Executive Officer. Mr. Jacobs attended the Rochester Institute of Technology and New York University.

          Craig M. Fleming has served as Chief Financial Officer of I-Net since March 2000. From 1993 to 1999, Mr. Fleming served as Chief Financial Officer and Vice President-Finance of Brigham Exploration Company, an independent energy company. From 1990 to 1993, he served as Controller of Odyssey Petroleum Co., Ltd., an independent energy company. After graduating with a BBA in accounting from Texas A&M University, Mr. Fleming began his career in the audit division of Arthur Andersen & Co. Mr. Fleming is a certified public accountant.

Vote Required
-------------

          Approval of this proposal requires the affirmative vote of at least a majority of the outstanding shares of Company Common Stock entitled to vote on, and that vote for or against or expressly abstain from voting, the proposal. However, the approval of this proposal is also contingent on the approval of all of the other Merger Proposals.

Interests of Certain Persons in the Merger
------------------------------------------

          In considering the recommendation of the Company Board with respect to the proposed Merger, shareholders should be aware that certain members of the Company's management and the Company Board have interests in the proposed sale that are in addition to the interests of the Company's shareholders generally.

          Employment Agreements. Mr. Jerriel L. Evans, Sr. is currently the President and Chief Executive Officer of the Company and Chairman of the Board. He is also the beneficial owner of 889,460 shares of Company Common Stock. Mr. Evans, Sr. has an employment agreement with the Company pursuant to which he is to be paid an annual salary of at least $150,000. In conjunction with the Merger, Mr. Evans, Sr. will be executing an amendment to his employment agreement pursuant to which he will assist the Company for a period of twelve months in its efforts to sell the remaining assets of the Company not relating to its new business focus. Mr. Evans, Sr. will resign as a director of the Company. His annual base salary will be reduced to $84,000 and he will be given a stock option to purchase 250,000 shares at an exercise price of $3.00 per share, which will vest quarterly over a period of twelve months. Mr. Evans, Sr. will also continue to receive certain benefits, including participation in the Company's employee benefit plans. Mr. Evans, Sr. has waived his rights under the initial employment to receive a severance payment from the Company following the change of control.

          After the Effective Time, Mr. Dix will be employed as President, Chief Executive Officer and Chairman under a three-year employment agreement commencing as of the Effective Time of the Merger, pursuant to which he will receive a base salary of $300,000 per annum plus an annual bonus to be determined by the Company Board, but which shall not be less than $100,000. Mr. Dix will receive certain benefits, including participation in the Company's employee benefit plans. In addition, Mr. Dix currently owns 12,000,000 shares of I-Net Common Stock and holds an option to purchase an additional 3,000,000 shares of I-Net Common Stock at an exercise price of $1.50 per share. These shares and the option will be converted into shares of Company Common Stock and an option to purchase Company Common Stock in accordance with the terms of the Merger Agreement.

          Craig Fleming is currently employed by I-Net as its Chief Financial Officer. Following the Merger, Mr. Fleming will be employed by the Company in the same capacity at an annual salary of $180,000 plus an annual bonus to be determined by the Board of Directors. It is anticipated that, in connection with his employment and prior to the consummation of the Merger, Mr. Fleming will be given a stock option to purchase 300,000 shares of I-Net Common Stock at an exercise price of $2.125, which will convert into an option to purchase Company Common Stock upon consummation of the Merger, and will vest annually over a three-year period.

          Tom Jacobs is currently  employed by I-Net as Executive Vice President
- Operations and Strategic Development. Following the Merger, Mr. Jacobs will be employed by the Company in the same capacity at an annual salary of $180,000 plus an annual bonus to be determined by the Board of Directors. It is anticipated that, in connection with his employment and prior to the consummation of the Merger, Mr. Jacobs will be given a stock option to purchase 350,000 shares of I-Net Common Stock at an exercise price of $2.125, which will convert into an option to purchase Company Common Stock upon consummation of the Merger, and will vest annually over a three-year period.

          Severance Agreements. The Company has employment agreements with each of Jerriel L. Evans, Sr. and Richard Goeggel. Each of these agreements provides, in essence, that, should there be a change of control (which would include the Sale of Assets) and the officer's employment is terminated either (i) involuntarily, without just cause or (ii) voluntarily, if the officer has determined in good faith that his duties have been altered in a material respect or there has been a reduction in his compensation or employee benefits, the officer would be entitled to receive a severance payment. With respect to the Merger, Mr. Evans has waived his right to receive a severance payment as a result of the Merger. In the event that Mr. Goeggel's employment is terminated, he will be entitled to payments pursuant to his severance agreement aggregating $30,000.

          Option Vesting. Upon the consummation of the Merger, as a result of the change of control of the Company, options to purchase 97,000 shares of Company Common Stock, which are not currently exercisable, will vest immediately.  Of these options,  (i) 50,000 options are held by Mr. Evans,  Sr.,
(ii) 20,000 options are held by Mr. Goeggel and (iii) 27,000 options are held by outside directors.


                              The Merger Agreement

          On January 31, 2000, the Company filed a report on Form 8-K concerning the proposed Merger with the Securities and Exchange Commission, which report includes the Amended and Restated Merger Agreement as an exhibit thereto. On March 2, 2000, the Company filed an amendment on Form 8-K/A which included Amendment No. 1. See "Available Information". The following summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the provisions in the Merger Agreement.

Terms of the Merger
-------------------

          The Company and I-Net have entered into the Merger Agreement, which provides that a wholly-owned subsidiary of the Company will be merged with and into I-Net with I-Net surviving the Merger as a wholly-owned subsidiary of the Company. I-Net's stockholders will receive an aggregate of approximately 15,000,000 shares of Company Common Stock (subject to adjustment) and options to purchase approximately 4,000,000 shares of Company Common Stock in consideration for the Merger. In addition, to complete the I-Net Financing, I-Net may issue warrants to purchase up to 3,000,000 additional shares of I-Net Common Stock at no less than $1.00 per share which will convert into warrants to purchase approximately the same number of shares of Company Common Stock upon the Merger.

Effective Time of the Merger
----------------------------

          The Merger will become effective when the Certificate of Merger is filed with the Secretary of State of the State of Delaware in accordance with Delaware law or at a later date agreed upon by the parties. It is anticipated that, if the Merger is approved at the Meeting and all other conditions to the Merger have been fulfilled or waived, the Certificate of Merger will be filed on or about April 22, 2000 (the "Effective Time").

Manner and Basis of Converting Shares
-------------------------------------

          As of the Effective Time of the Merger, each issued and outstanding share of I-Net Common Stock will be converted into the right to receive the number of shares of Company Common Stock equal to (i) the sum of (A) 15,000,000 and (B) the number of shares of Company Common Stock issuable pursuant to the I-Net Options and I-Net Warrants, divided by (ii) the sum of (A) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time and (B) the number of shares of Company Common Stock issuable pursuant to the I-Net Options and I-Net Warrants (the "Exchange Ratio").

          As of February 25, 2000, there were outstanding an option to purchase 3,000,000 shares of I-Net Common Stock at an exercise price of $1.50 per share and commitments to issue additional options to purchase an aggregate of 1,000,000 shares of I-Net Common Stock at an exercise price of $2.125 per share (collectively, the "I-Net Options"). All outstanding and unexercised I-Net Options will be assumed by the Company under the 2000 Plan upon consummation of the Merger. Each I-Net Option shall convert into an option to purchase the number of shares of Company Common Stock equal to the Exchange Ratio times the number of shares of I-Net Common Stock issuable upon exercise of the I-Net
Option immediately prior to the Merger, at an exercise price equal to the original exercise price divided by the Exchange Ratio. The number of I-Net Options will not exceed 4,000,000 at the Effective Time. All other terms of the I-Net Options assumed by the Company will remain the same to the extent permitted by the 2000 Plan

          As of February 25, 2000, there were no outstanding warrants to purchase I-Net Common Stock (the "I-Net Warrants"). I-Net is permitted to issue warrants to purchase up to 3,000,000 shares of I-Net Common Stock in connection with the I-Net Financing. All outstanding and unexercised I-Net Warrants will be assumed by the Company upon consummation of the Merger. Each I-Net Warrant shall convert into a warrant to purchase the number of shares of Company Common Stock equal to the Exchange Ratio times the number of shares of I-Net Common Stock issuable upon exercise of the I-Net Warrant immediately prior to the Merger, at an exercise price equal to $1.00 divided by the Exchange Ratio. The number of I-Net Warrants will not exceed 3,000,000 at the Effective Time. All other terms of the I-Net Warrants assumed by the Company will remain the same.

          No fractional shares of Company Common Stock will be issued in connection with the Merger. In lieu of fractional shares, each shareholder who would otherwise be entitled to a fractional share will instead receive the nearest whole number of shares of Company Common Stock. Based upon the number of outstanding shares of Company Common Stock and I-Net Common Stock as of the Record Date, and assuming that: (i) I-Net issues 3,000,000 shares of I-Net Common Stock to consummate the I-Net Financing (as hereinafter defined) and (ii) there are outstanding I-Net Options to purchase an aggregate of 4,000,000 shares of I-Net Common Stock, 19,782,340 shares of Company Common Stock will be outstanding as of the Effective Time of the Merger, of which approximately 15,000,000 shares (75% of the total), will be issued to the holders of I-Net Common Stock. As a result of the Merger, the former holders of I-Net Common Stock as a group will own a majority of the outstanding shares of Company Common Stock and will be in a position to control the election of directors and other corporate matters which require the vote of the Company's shareholders. In addition, Richard Dix, I-Net's President, Chief Executive Officer and Chairman, currently owns 12,000,000 shares of I-Net Common Stock. Assuming (i) and (ii) above are true, Mr. Dix will receive 12,000,000 shares of Company Common Stock, and Mr. Dix will be the largest shareholder of the Company with 61% of the outstanding shares of Company Common Stock after the Merger.

          The number of shares of Company Common Stock to be issued in the Merger is subject to adjustment based on the number of I-Net shares outstanding at the Effective Time of the Merger. In the event that I-Net issues the maximum of 9,000,000 additional shares of I-Net Common Stock in the I-Net Financing (or common stock equivalents convertible into a maximum of 9,000,000 shares of I-Net Common Stock), the number of shares of Company Common Stock the Company is required to issue in the Merger will increase. See "I-Net Financing." As a result of such increase in shares of I-Net Common Stock outstanding prior to the Merger, the Exchange Ratio will decrease and the total number of shares of Company Common Stock immediately issuable will increase to approximately 16,500,000. In such event, the total number of shares of Company Common Stock issuable upon the conversion of the I-Net Options and I-Net Warrants, if issued, will decrease to approximately 5,500,000. The number of shares of Company Common Stock issuable to the stockholders of I-Net described above may also be increased in the event that the Company issues shares of Company Common Stock to settle the class action lawsuit filed against it in the United States District Court for the Southern District of Texas as disclosed in the Company's Annual Report on Form 10- K, as amended. See "Available Information." This provision only relates to the 15,000,000 shares of I-Net Common Stock and does not extend to any shares underlying the I-Net Warrants and I-Net Options.

          In the event the Company issues Company Common Stock in a settlement relating to the class action lawsuit, the Company would be required to issue such additional shares of Company Common Stock to the I-Net stockholders so as to maintain their ownership of approximately 76% of the Company Common Stock after the consummation of the Merger. For example, if the Company issues 200,000 shares of Company Common Stock to settle the class action lawsuit, the number of shares outstanding after the consummation of the Merger would increase to approximately 19,982,340 shares. The Company would need to issue an additional 146,614 shares of Company Common Stock to the I-Net stockholders to maintain their 76% ownership.

Exchange of Certificates
------------------------

          Promptly after the Effective Time of the Merger, the Company will arrange for the holders of certificates of I-Net Common Stock to receive in exchange therefor certificates evidencing the number of shares of Company Common Stock that such holders of I-Net Common Stock are entitled based on the applicable Exchange Ratio. Until an I-Net stock certificate has been surrendered to the Company, each such certificate shall be deemed at any time after the Effective Time of the Merger to represent the right to receive, upon such surrender, certificates for such number of shares of Company Common Stock as the shareholder is entitled to under the Merger Agreement.

Representations and Warranties
------------------------------

          In the Merger Agreement, I-Net and Richard Dix (the "Principal Shareholder") have made various representations and warranties (subject in some cases to materiality and knowledge qualifiers) relating to, among other things, I-Net's business and financial condition, the parties' requisite corporate authority to enter into and perform their obligations under the Merger Agreement, the absence of a breach or violation of or default under I-Net's charter or bylaws or internal rules as a result of the consummation of the Merger, the capitalization of I-Net, that upon the transfer in connection with the Merger of the issued and outstanding capital stock of I-Net such shares will be duly authorized, validly issued, fully paid and nonassessable, the assets and liabilities of I-Net, the accuracy of I-Net's tax returns and other filings with applicable taxing authorities, the satisfaction of certain legal requirements, including the receipt of all governmental, regulatory and other necessary consents or waivers for the Merger, the absence of litigation and the absence of certain changes in I-Net's business having a material adverse affect on I-Net's business.

          The I-Net stockholders have also made representations and warranties relating to their ownership of the I-Net Common Stock, including that the I-Net stockholders have good and marketable title to such shares, free and clear of any liens, that the transfer of such shares in connection with the Merger will pass good and marketable title to such shares, free and clear of any liens, and as to their intent to acquire the Company Common Stock to be issued in the Merger solely for each I-Net stockholder's own account and without a view to, or for offer or resale in connection with, any distribution thereof.

          The Company has made various representations and warranties (subject in some cases to materiality and knowledge qualifiers) relating to, among other things, its business, its requisite corporate authority to enter into and perform its obligations under the Merger Agreement, the absence of a breach or violation of or default under its charter or bylaws or internal rules or regulations governing conduct of corporate actions as a result of the consummation of the Merger, the accuracy and timeliness of its various filings with the Securities and Exchange Commission ("SEC") (except as otherwise disclosed to the I-Net stockholders), the Company's business and financial condition, the capitalization of the Company, the accuracy of the Company's tax returns and other filings with applicable taxing authorities, the satisfaction of certain legal requirements, including the receipt of all governmental, regulatory and other necessary consents or waivers for the Merger, the accuracy of the Company's financial statements delivered to I-Net or contained in the Company's filings with the SEC, that the Company will not be a party to any contracts in excess of $25,000 at the Effective Time, the absence of litigation (except as disclosed to the I-Net stockholders) and the absence of certain changes in the Company's business having a material adverse affect on the Company's business. In addition, the Company has made representations and warranties, that, upon issuance pursuant to the terms of the Merger Agreement, the Company Common Stock will be duly authorized, validly issued, fully paid and nonassessable. All representations, warranties, covenants and agreements of the Company, I-Net, the I-Net stockholders and the Principal Shareholder expire at the Effective Time, other than covenants and agreements that by their terms contemplate performance after the Effective Time.

Conduct of Business Prior to Closing
------------------------------------

          Pursuant to the Merger Agreement, the parties have agreed that, prior to the Closing Date and except as otherwise set forth in the Merger Agreement or consented to or approved by the parties in writing, the Company and I-Net shall each conduct its business in the ordinary course consistent with past practice and, except as permitted by the Merger Agreement, neither shall alter its capital structure, increase its capitalization, or otherwise alter its business operations.

          Notwithstanding the foregoing, I-Net may:

           o solicit, enter into agreements for, raise in a transaction or series of transactions an aggregate of $15,000,000 in a private placement or private placements of I-Net Common Stock, shares of preferred stock, warrants to purchase up to 3,000,000 shares of I-Net Common Stock and debt which is convertible into shares of I-Net Common Stock;
           o      recruit and hire executives and other employees;
           o      apply for trade names and trademarks;
           o issue options to purchase an aggregate of 1,000,000 shares of I-Net Common Stock;
           o begin a web site design and development business, not to exceed $500,000 in costs; and
           o      lease corporate office space.

          Similarly, the Company may consummate the Sale of Assets and a private placement of shares of Company Common Stock not to exceed 750,000 shares. The Company may not, however, settle or agree to settle any action or proceeding pending before any court or governmental body without the prior approval of I-Net.

Acquisition Proposals
---------------------

          In the Merger Agreement, the Company agreed that it would not solicit, initiate or encourage, participate in any discussions or negotiations, or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to the sale of the Company to a third party.

          Notwithstanding the foregoing, until the date on which shareholder approval of the Merger is obtained, the Company may terminate the Merger Agreement if it receives an inquiry, proposal or offer from any third person relating to the sale of the Company to such third party which the Company Board by majority vote determines in good faith is likely to be consummated and result in a more favorable transaction to the Company's shareholders from a financial point of view than the Merger (a "Superior Proposal"). Prior to terminating the Merger Agreement, the Company must notify I-Net in writing of the terms of the Superior Proposal and may not accept and enter into the Superior Proposal until after the third business day following I-Net's receipt of such notice. In the event the Company terminates the Merger Agreement as a result of a Superior Proposal, it will be required to pay I-Net a termination fee. For further information, see "-- Merger Expense Reimbursement; Break-up Fee."

Closing Conditions
------------------

          The respective obligations of the Company, I-Net and the I-Net stockholders to consummate the Merger are subject to:

           o approval by the Company's shareholders of (i) the Sale Proposal; (ii) a change of the corporate name of the Company to "I-Net Holdings, Inc." at or prior to the Closing Date,
                  (iii) an increase in the number of authorized shares of Company Common Stock to 100,000,0000 shares, and (iv) the election of the Officers and directors as described in "Merger
                  - Management After the Merger" above;
           o the condition that there will be no provision of any applicable law or regulation and no judgment, injunction, order or decree prohibiting or enjoining the consummation of the Merger;
           o the parties having received all required third party consents and approvals; and
           o I-Net having completed, or completing concurrently with the Effective Time, the I-Net Financing.

          The obligation of the Company to consummate the Merger is subject to:

           o the performance of each of I-Net and the I-Net stockholders in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;
           o the representations and warranties of I-Net and the I-Net stockholders contained in the Merger Agreement and in any certificate or other writing delivered by I-Net and the I-Net stockholders being true and correct at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties speak specifically as of an earlier date);
           o the Company having received a certificate signed by the President or a Vice-President of I-Net to the foregoing effect;
           o since the date of the Merger Agreement, there not having been any event, occurrence, development or state of circumstances which, individually or in the aggregate, has had a material adverse effect on I-Net; and
           o employment agreements with Mr. Evans and the Principal Shareholder having been fully executed by the parties thereto, other than the Company.

          The obligations of I-Net and the I-Net stockholders to consummate the Merger are subject to:

           o      the consummation of the Sale of Assets by the Company;
           o at the Effective Time, the Company and its subsidiaries having at least $3,500,000 in net assets;
           o there not having been any event, occurrence, development or state of circumstances which, individually or in the aggregate, has had a material adverse effect on the Company;
           o the performance of the Company in all material respects all of its obligations under the Merger Agreement required to be performed by it at or prior to the Effective Time;
           o the representations and warranties of the Company contained in the Merger Agreement and in any certificate or other writing delivered by the Company being true and correct at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties speak specifically as of an earlier date);
           o      I-Net having received a certificate signed by the President or a Vice-President of the Company to the foregoing effect;
           o      except as disclosed to I-Net,  the Company having timely filed all documents and reports required to be filed under the Exchange Act and the Securities Act;

           o employment agreements with Mr. Evans and the Principal Shareholder having been fully executed by the parties thereto, other than I-Net; and
           o the due diligence conducted by I-Net and its representatives with respect to the consolidated class action suit filed against the Company in the United States District Court for the Southern District of Texas on December 6, 1999 not having caused I-Net or its representatives to become aware of any facts relating to the class action suit which, in good faith judgment of I-Net, make it inadvisable for I-Net to proceed with the consummation of the Merger.

          In addition, the Company has agreed to use its best efforts to have the shares of Company Common Stock approved for initial listing on the Nasdaq National Market or listing on a national securities exchange agreed upon by the parties in writing.

Waiver of Conditions
--------------------

          Each party to the Merger Agreement may, to the extent legally permitted, extend the time for performance of any obligations of any other party to the Merger Agreement, or waive compliance of any party with any terms or conditions in the Merger Agreement.

Voting Agreement
----------------

          In connection with the execution of the Merger Agreement, Jerriel L. Evans, Sr. and certain other affiliated shareholders of the Company have agreed to vote all shares of Company Common Stock held by them in favor of the Merger Agreement and the Merger. The shares covered by this agreement currently equal 16.9% of the outstanding shares of Company Common Stock. Such agreement is not intended to prohibit any shareholder who is also a director of the Company from acting in accordance with the shareholder's respective fiduciary duty as a director of the Company.

Registration Rights
-------------------

          The shares of Company Common Stock to be issued upon the effectiveness of the Merger to the stockholders of I-Net will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided by Section 4(2) of the Securities Act as a transaction not involving any public offering and under applicable state securities laws. Such non-public offering is in part based upon the investment representations of the recipients of the shares. The shares to be issued upon the Merger will be "restricted securities" within the meaning of the Securities Act and will not be transferrable without further compliance with the registration requirements of the Securities Act or compliance with an exemption from such requirements. Neither the Company nor I-Net has received an opinion of legal counsel with regard to the availability of such exemption and no assurance can be given that the SEC and/or the securities administrators of certain states would concur that the Section 4(2) exemption and equivalent state non-public offering/private offering exemptions are available for the transaction.

          Pursuant to a Registration Rights Agreement, the Company will provide, at its expense, the I-Net stockholders with four demand and unlimited piggy-back registration rights to register the resale of such shares under the Act. The Company has agreed to use its best efforts to register all of the shares issued to the I-Net stockholders promptly after the Effective Time.

I-Net Financing
---------------

          In accordance with the Merger, I-Net is required to seek to complete a private placement of I-Net Common Stock, preferred stock or convertible debt (which must convert into I-Net Common Stock immediately prior to the Effective
Time) and/or I-Net Warrants resulting in at least $15.0 million in net proceeds on or before the Effective Time (the "I-Net Financing"); provided, however, that to consummate the I-Net Financing, I-Net may not, without the prior written consent of the Company, issue more than (i) 9,000,000 shares of I-Net Common Stock (including shares issuable upon the conversion of preferred stock or convertible debt) or (ii) warrants to purchase more than 3,000,000 shares of I-Net Common Stock. Upon consummation of the closing of the I-Net Financing, the investors in such financing shall be deemed I-Net stockholders under the Merger Agreement. The aggregate number of shares issuable by the Company as merger consideration is subject to adjustment depending on the number of shares issued as a result of the I- Net Financing. In the event of an increase or decrease in the aggregate number of shares of Company Common Stock issuable to the I-Net stockholders, there will be a corresponding decrease or increase, respectively, of the number of shares of Company Common Stock that will be issuable upon exercise of the I-Net Options and I-Net Warrants.

Governmental and Regulatory Approvals
-------------------------------------

          I-Net and the Company are aware of no governmental or regulatory approvals required for consummation of the Merger, other than compliance with applicable securities and "blue sky" laws of various states and the filing of the Certificate of Merger under Delaware law.

Merger Expense Reimbursement; Break-up Fee
------------------------------------------

          Whether or not the Merger is consummated, each of the Company and I-Net will be responsible for its own costs and expenses incurred in connection with the Merger and the transactions contemplated thereby.

          If the Company terminates and cancels the Merger Agreement because the Company receives and accepts a Superior Proposal, the Company shall pay I-Net a termination fee of $250,000. If the Merger Agreement is terminated by the I-Net stockholders if the Company Board fails to recommend the Merger to its shareholders, seeks to enter into in discussions with a third party for the sale of the Company (other than a Superior Proposal), recommends the approval of a competing acquisition proposal (other than a Superior Proposal) or breaches any material representation, warranty, covenant or other agreement, the Company will pay I-Net a termination fee of $250,000. In the event the Company breaches any material representation, warranty, covenant or other agreement, it will also reimburse I-Net for any and all reasonable fees and expenses relating to or arising out of the transactions contemplated by the Merger Agreement, in an amount not to exceed $50,000 in the aggregate. If the Merger Agreement is terminated by the Company if as a result of I-Net breaching any material representation, warranty, covenant or other agreement, I-Net will pay the Company a termination fee of $250,000, and reimburse the Company for any and all reasonable fees and expenses relating to or arising out of the transactions contemplated by the Merger Agreement, in an amount not to exceed $50,000 in the aggregate. The failure of the Company to complete a private placement of shares of Company Common Stock, not to exceed 750,000 shares or the failure of I-Net to consummate the I-Net Financing will not result in the payment of a termination fee or the reimbursement of any expenses to the Company.

Termination
-----------

          The Merger Agreement may be terminated and cancelled at any time prior to the Closing Date by mutual written consent of the Company, and the I-Net stockholders. The Merger Agreement may be terminated by either the Company or the I-Net stockholders if: (i) any of the representations or warranties of the other party prove to be inaccurate or untrue in any respect and are not cured within 30 days after notice thereof; (ii) any obligation, term or condition to be performed, kept or observed by the other party under the Merger Agreement has not been performed, kept or observed in any material respect at or prior to the time specified in the Merger Agreement; (iii) the Effective Time shall not have occurred on or before June 30, 2000, unless extended pursuant to the Merger Agreement; or (iv) a court of competent jurisdiction shall have issued an order, decree or ruling permanently retraining, enjoining or otherwise prohibiting the transactions contemplated by Merger Agreement, and such order, decree, ruling or other action shall have become final and nonappealable.

Dissenters' Rights
------------------

          Under the Texas Business Corporation Law, the Company's shareholders are not entitled to appraisal rights in connection with the Merger or the other transactions contemplated by the Merger Agreement.


                                 PROPOSAL NO. 3

                  INCREASE OF AUTHORIZED SHARES OF COMMON STOCK

          The Company Board has adopted resolutions approving and recommending to the Company's shareholders for their approval, in the event the Merger is approved, an amendment to Article Four of the Company's Articles of Incorporation to provide therein for an increase in the number of authorized shares of Company Common Stock to 100,000,000 shares. The full text of the amended Article Four is attached hereto as Annex D.

          The authorized capital stock of the Company currently consists of (i) 15,000,000 shares of Company Common Stock, of which [4,782,340] shares were issued and outstanding as of the Record Date, 456,500 shares were reserved for issuance upon exercise of outstanding options and 210,000 shares were reserved for issuance upon the exercise of certain currently outstanding warrants, and
(ii) 1,500,000 shares of preferred stock, of which no shares were issued and outstanding as of the Record Date.

          Pursuant to the terms of the Merger Agreement, the Company will be issuing an aggregate of approximately 15,000,000 shares of Company Common Stock to the stockholders of I-Net. The Company does not currently have sufficient shares authorized to consummate the Merger with I-Net. In addition, the Company has agreed to increase the number of options issuable under the 2000 Plan to 5,000,000 shares, which amount shall increase automatically by 20% of the number of issued and outstanding shares of Company Common Stock over 25,000,000 shares. Following the consummation of the Merger, the Company desires additional authorized shares of Company Common Stock to provide flexibility with respect to possible future option grants (including grants under the 2000 Plan) stock splits, equity financings, stock-for- stock mergers, stock dividends or other transactions that involve the issuance of Company Common Stock. This proposed amendment will further serve to preserve the Company's ability to take such actions. The

Company Board believes the authorization of the increase in the number of shares of Company Common Stock is in the best interest of the Company's shareholders.

          Although the Company Board has no present intention of doing so, having additional authorized shares of Common Stock could (within the limits imposed by applicable law) issue additional shares of Company Common Stock, which could make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means in the future. The existence of the additional authorized shares could thus have the effect of discouraging unsolicited takeover attempts. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Company Board consider the action of such entity or person not to be in the best interests of the shareholders and the Company.

          While the Company from time to time may consider issuing shares of Company Common Stock in connection with mergers, the Company currently has no plans, agreements or understandings, except in connection with the Merger with I-Net, for issuing any shares of Company Common Stock for such purposes, nor does the Company currently have any plans, agreements or understandings for otherwise issuing any shares of Company Common Stock other than in connection with outstanding options and options to be issued in connection with the Merger Agreement and the transactions contemplated thereby or under the 2000 Plan. In addition, the Company currently has no plans, agreements or understandings for issuing any shares of its already authorized preferred stock. However, if this proposal is approved by the Company's shareholders, subject to compliance with applicable laws and regulations, the Company Board in most instances could authorize the issuance of all or part of the additional shares at any time for any proper corporate purpose without further shareholder action.

          If approved by the Company's shareholders and if the other Merger Proposals are approved, the amendments to the Company's Articles of Incorporation will become effective upon filing with the Secretary of State of the State of Texas a Certificate of Amendment, which filing is expected to take place prior to the Effective Time.

Vote Required
-------------

          Approval of this proposal requires the affirmative vote of two-thirds of the outstanding shares of Company Common Stock entitled to vote thereon. Unless otherwise specified, the persons designated in the proxy will vote the shares covered thereby at the Meeting FOR the approval of the Amendment.

Recommendation of the Board of Directors
----------------------------------------

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF THE COMPANY'S COMMON STOCK VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

                                 PROPOSAL NO. 4

       AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE
                                 COMPANY'S NAME

          The Company Board has adopted resolutions approving and recommending to the Company's shareholders for their approval, in the event the Merger is approved, an amendment to the Articles of Incorporation that will change the Company's name from "Evans Systems, Inc." to "I-Net Holdings, Inc." The full text of the amendment to the Company's Articles of Incorporation is attached hereto as Annex D. In the judgment of the Company Board, the change of the corporate name better reflects the Company's core business focus following consummation of the Merger as an Internet company and a provider of e-commerce. The Company also believes the name change will enable the Company to better create brand identity of its business operations. If the proposed name change is adopted, the Company intends to use the name I-Net Holdings, Inc. following the Merger, in its communications with shareholders and the investment community.

          If the amendment is adopted, shareholders will not be required to exchange outstanding stock certificates for new certificates. If approved by the shareholders, the amendment to the Articles of Incorporation will become effective upon the filing of a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Texas, which filing is expected to take place shortly after the Meeting.

          Approval of this proposal requires the affirmative vote of two-thirds of the outstanding shares of Company Common Stock entitled to vote thereon. Unless otherwise specified, the persons designated in the proxy will vote the shares covered thereby at the Meeting FOR the approval of the Amendment.

Recommendation of the Board of Directors
----------------------------------------

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF THE COMPANY COMMON STOCK VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.



                                 PROPOSAL NO. 5

                          ADOPTION OF 2000 OPTION PLAN


          The Company Board has adopted resolutions approving and recommending to the Company's shareholders for their approval proposal to approve the 2000 Stock Option Plan (the "2000 Plan"), set forth in Annex E to this proxy statement. The 2000 Plan will not become effective unless it is so approved by the Company's shareholders. The following summary of the 2000 Plan is qualified in its entirety by reference to Annex E.

          The Company Board believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining key personnel. The purpose of the 2000 Plan is to act as an incentive, to retain in the employ and as directors of the Company, persons of training, experience and ability, to attract new employees and directors, whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. If the Merger is not consummated, up to 1,000,000 shares of Company Common Stock will be reserved (subject to adjustment in the event of stock splits and other similar events) and may be issued pursuant to awards granted under the 2000 Plan. If the Merger is consummated, an amendment to the 2000 Plan increasing the number of shares of Company Common Stock reserved under the 2000 Plan to an initial amount of 5,000,000 shares, which amount will be adjusted to equal 20% of the number of shares of Company Common Stock outstanding over 25,000,000 shares (subject to adjustment in the event of stock splits and other similar events) and may be issued pursuant to awards granted under the 2000 Plan. The closing bid price of the Company Common Stock on the OTC Bulletin Board on February 24, 2000 was $2.88 per share.

Administration
--------------

          The 2000 Plan is administered by the Company Board. Pursuant to the terms of the 2000 Plan, the Company Board has appointed a committee (the "Committee") to administer certain aspects of the 2000 Plan. The Committee has the authority to make rules and regulations for the administration of the 2000 Plan.

Eligibility of Employees
------------------------

          The persons eligible for participation in the Plan as recipients of options (the "Optionees") shall include employees, officers, directors, consultants and advisors of the Company or any of its subsidiaries; provided that incentive stock options may only be granted to employees of the Company and its subsidiaries. In selecting Optionees, and in determining the number of shares to be covered by each option granted to Optionees, the Committee may consider the office or position held by the Optionee or the Optionee's relationship to the Company, the Optionee's degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee's length of service, age, promotions, potential and any other factors that the Committee may consider relevant. An Optionee who has been granted an option hereunder may be granted an additional option or options, if the Committee shall so determine. As of February 19, 2000, approximately 242 employees were eligible to participate in the 2000 Plan.

Company Common Stock Subject to the 2000 Plan
---------------------------------------------

          The 2000 Plan currently authorizes the issuance of a maximum of 1,000,000 shares of Common Stock. The maximum number of shares that may be subject to options granted under the 2000 Plan to any individual in any calendar year may not exceed 500,000, and the method of counting such shares shall conform to any requirements applicable to "performance-based" compensation under
Section 162 (m) of the Internal Revenue Code of 1986, as amended (the "Code"). If any option under the 2000 Plan shall expire or terminate for any reason, without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the 2000 Plan.

          Upon the consummation of the Merger, if the 2000 Plan is approved, the terms of the 2000 Plan will be amended to increase the number of shares available under the 2000 Plan from 1,000,000 to 5,000,000 and to include language which will subsequently tie the number of shares available under the 2000 Plan to the number of shares of Company Common Stock outstanding. As a result of the amendment, the number of shares available under the 2000 Plan will increase to equal 20% of the number of shares of Company Common Stock outstanding over 25,000,000 shares. The amendment will also limit at 5,000,000 the number of shares which may be issued as incentive stock options under the 2000 Plan. The amendment to the 2000 Plan is set forth in Annex F to this proxy statement. By approving this proposal, shareholders are also approving the increase in the option plan upon consummation of the Merger. See also "The Merger Changes to 2000 Stock Option Plan."

          Options to purchase an aggregate of 295,000 shares of Company Common Stock were granted by the Board in January 2000 through March 2000 under the 2000 Plan. Of such options, (i) Jerriel L. Evans, Sr. was granted an option to purchase an aggregate of 250,000 shares of Company Common Stock at an exercise price of $3.00, (ii) Charles Way was granted an option to purchase an aggregate of 7,000 shares of Company Common Stock at an exercise price of $3.13, (iii) Darlene Evans Jones was granted an option to purchase an aggregate of 5,000 shares of Company Common Stock at an exercise price of $3.13, (iv) Jerry Evans, Jr. was granted an option to purchase an aggregate of 27,000 shares of Company Common Stock at an exercise price of $3.13 and (v) four employees of the Company were each granted options to purchase 1,500 shares of Company Common Stock at an exercise price of $3.13. All of such options are subject to and conditioned upon stockholder approval of the 2000 Plan. In the event that the 2000 Plan is not approved by shareholders, the Company intends to issue such options outside of the 2000 Plan. The 2000 Plan will become effective upon such approval.

          In addition, following the consummation of the Merger, the I-Net Options will be converted into options to purchase approximately 4,000,000 shares of Company Common Stock, all of which will be covered by the 2000 Plan.

Exercise Price and Terms
------------------------

          The option price per share applicable to options granted under the 2000 Plan shall be determined by the Committee, but (i) as to an incentive stock option shall not be less than 100% of the fair market value per share of Company Common Stock on the date such option is granted and (ii) as to a non-qualified stock option, shall not be less than 80% of the fair market value on the date such option is granted. If an option granted to the Company's Chief Executive Officer or to any of the Company's other four most highly compensated officers is intended to qualify as "performance-based" compensation under Section 162 (m) of the Code, the exercise price of such option shall not be less than 100% of the fair market value on the date such option is granted. The Committee shall fix the term of each option, provided that the maximum length of the term of each option granted under the 2000 Plan shall be ten years.

Federal Income Tax Consequences
-------------------------------

          The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences may be either more or less favorable than those described below depending on a participant's particular circumstances. Accordingly, each participant should consult his or her own tax advisor with respect to the tax consequences of participation in the 2000 Plan.

          Incentive Stock Options. Incentive stock options granted under the 2000 Plan are intended to be "incentive stock options" within the meaning of
Section 422 of the Code. Under present law, the grantee of an incentive stock option will not realize taxable income upon the grant or the exercise of the incentive stock option and the Company will not receive an income tax deduction at either such time. However, if the incentive stock option is exercised more than three (3) months after the optionee has left the employ of the Company, the optionee will recognize taxable income equal to the difference between the fair market value of the Company Common Stock at the time of exercise and the sum of the optionee's basis in the option (if any) plus any consideration paid by the optionee upon such exercise. Generally, if the optionee was an employee of the Company at any time during the period beginning on the date the option is granted and ending on the date three
(3) months before the date such option is exercised and the optionee does not sell the Company Common Stock acquired upon exercise of an incentive stock option within either (i) two years after the grant of the incentive stock option or (ii) one year after the date of exercise of the incentive stock option, the gain upon a subsequent sale of the Company Common Stock will be taxed as long-term capital gain. If the optionee, within either of the above periods, disposes of the Company Common Stock acquired upon exercise of the incentive stock option ( a "disqualifying disposition"), the optionee must recognize as compensation income, the gain upon such disposition. Generally, the gain would be equal to the difference between the option's exercise price and the Company Common Stock's fair market value at the time of exercise. This compensation income will be added to the option's basis for purposes of determining the capital gain, as discussed below, on the disposition of the acquired Company Common Stock. If the price that the optionee received on the disqualifying dispositions of the Company Common Stock would result in a loss to the optionee if the foregoing tax rule regarding disqualifying dispositions were applied, then the amount of compensation income that the optionee would recognize would be the excess, if any, of the amount realized on the sale over the basis of the acquired Company Common Stock. In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as compensation income by the optionee. The gain in excess of such amount recognized by the optionee as compensation income would be taxed as long-term capital gain or short-term capital gain (subject to the holding period requirements for long-term or short-term capital gain treatment).

          The exercise of an incentive stock option will generally result in the excess of the Common Stock's fair market value on the date of exercise over the exercise price being included in the optionee's alternative minimum taxable income ("AMTI"). If, however, a disqualifying disposition occurs in the year in which the option is exercised, the maximum amount that will be included in AMTI is the gain on the disposition of the Company Common Stock. Should there be a disqualifying disposition in a year other that the year of exercise, the income resulting from the disqualifying disposition will not be considered income for alternative minimum tax purposes. In addition, the basis of the Company Common Stock for determining gain or loss for alternative minimum tax purposes will be the exercise price for the Common Stock increased by the amount that AMTI was increased due to the earlier exercise of the Common Stock. Liability for the alternative minimum tax is a complex determination and depends upon an individual's overall tax situation. Before exercising an incentive stock option, an optionee should discuss the possible application of the alternative minimum tax with his tax advisor.

          Non-Qualified Stock Options. Upon exercise of a non-qualified stock option granted under the Plan, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the Company Common Stock received over the exercise price of such Company Common Stock. That amount will increase the optionee's basis in the Company Common Stock acquired pursuant to the exercise of the option. Upon a subsequent sale of , the optionee will recognize short term or long term capital gain or loss depending upon his holding period for the Company Common Stock and upon the subsequent appreciation or depreciation in the market value of the Company Common Stock. The Company will be allowed an income tax deduction for the amount recognized as compensation income by the optionee upon the optionee's exercise of the option.

          During the last completed fiscal year and through the Record Date, options to purchase shares of Company Common Stock have been granted pursuant to the 2000 Plan to (i) the named executive officers, (ii) all current executive officers as a group and (iii) all employees, including all current officers who are not executive officers, as a group, as follows (options to purchase shares of Company Common Stock have not been granted to any directors who are not executive officers of the Company pursuant to the 2000 Plan). The shares shown do not give effect to the conversion of the I-Net Options for options under the 2000 Plan for holders thereof pursuant to the Merger:

                              NEW PLAN BENEFITS (1)
                           2000 STOCK OPTION PLAN (2)


Name and Position                         Dollar Value          Number of Units
-----------------                         ------------          ---------------

Jerriel L. Evans, Sr.
   Chairman of the Board,
   President, Chief Executive Officer          N/D                   250,000

Executive Group(3)                             N/D                    89,000

Non-Executive Director Group                   N/D                         0

Non-Executive Employee Group                   N/D                     6,000


--------------------

(1)       N/D means that the amount is not determinable.

(2) As benefits are not determinable pursuant to Instruction 3 of Item 10 of Rule 14a-101 of the Exchange Act, benefits stated are the number of shares covered by options granted to each of the groups of employees under the 2000 Plan. Such grants are subject to shareholder approval of the 2000 Plan. The future value, if any, is not determinable.

(3) Includes Mr. Goeggel, Mr. Way, Mrs. Jones and Mr. Evans, Jr. and non-executive employees of the Company.

Required Vote
-------------

          The affirmative vote of the holders of a majority of the shares of Company Common Stock present, in person or by Proxy, is required to approve the 2000 Plan.

Recommendation of the Board of Directors
----------------------------------------

          THE COMPANY  BOARD  RECOMMENDS  A VOTE "FOR" THE  APPROVAL OF THE 2000
PLAN.

                                 PROPOSAL NO. 6

                             THE DIRECTOR PROPOSAL

          At the Meeting, the Company's shareholders will be asked to separately consider and vote upon the election of the Company Board. Article Seven of the Company's Articles of Incorporation provides for the organization of the Company Board into three classes. All directors are chosen for a full three-year term to succeed those whose terms expire. At the Meeting, it is proposed that two (2) Class B directors to the Company Board be elected to serve until the 2002 Annual Meeting of Shareholders or until their respective successors are duly elected and shall have qualified and three (3) Class A directors be elected to the Company Board to serve until the 2003 Annual Meeting of Shareholders or until their respective successors are duly elected and shall have qualified. Upon consummation of the Merger, Mr. Evans, Sr., Mr. Charles Way, Ms. Darlene Jones, Mr. Peter Losavio and Mr. Richard Goeggel have agreed to resign from the Company Board and Mr. Richard Dix, Dr. Nancy Upton, Mr. Jack Tompkins and Mr. Lloyd Shoppa (the "Director Appointees") will be appointed to the Company Board. See "The Merger Agreement Management After Merger" in Proposal 2 above for a description of the Company Board if the Merger is consummated.

          Unless otherwise specified, all Proxies received will be voted in favor of the election of Charles N. Way and Julie H. Edwards to Class B of the Company Board to serve until the 2002 Annual Meeting of Shareholders and in favor of the election of Richard Goeggel, Jerriel L. Evans, Sr. and Carl W. Schafer to Class A of the Company Board to serve until the 2003 Annual Meeting of Shareholders. All nominees for director in this Proposal No. 6 are currently directors of the Company. Management has no reason to believe that any of the nominees will not remain a candidate for election at the date of the Meeting. Should any of the nominees not then remain a candidate, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Company Board. The following table and the paragraphs following the table set forth information regarding the current ages, terms of office and business experience of the current and proposed directors of the Company:

                                                         Expiration of Current
                                                           Term of Office as
Name                                       Age                 Director
----                                       ---           ---------------------

Nominees for Election to Class B
  of the Board of Directors:

Julie H. Edwards                           41                   1999

Charles N. Way                             57                   1999

Nominees for Election to Class A
  of the Board of Directors:

Richard A. Goeggel                         48                   2000

Jerriel L. Evans, Sr.                      60                   2000

Carl W. Schafer                            64                   2000

                                                         Expiration of Current
Name                                       Age             Term of Office as
----                                       ---           ---------------------

Continuing Members of the
  Board of Directors:

Class C Directors:

Peter J. Losavio                           58                   2001

Darlene E. Jones                           41                   2001


          Jerriel L. Evans, Sr. has been a member of the Company Board since August 1968. Mr. Evans founded the Company in 1968 and has served as its Chairman of the Board, President and Chief Executive Officer since that time.

          Peter J. Losavio, Jr. has been a member of the Company Board since May 1993. Mr. Losavio was born in Baton Rouge, Louisiana in 1949 and graduated from Baton Rouge High School in 1967. Mr. Losavio is a Board Certified Tax Attorney. He became a licensed and certified accountant in Louisiana in 1979. He completed the certified financial planning program offered by the College for Financial Planning in Denver, Colorado in 1987. Since 1967, Mr. Lasavio has had a private law practice in Baton Rouge, Louisiana.

          Darlene E. Jones has been a member of the Company Board since December 1992. Ms. Jones is also Treasurer and serves as the Administrative Manager for the Company. She has held these positions since 1993. She joined the Company in 1980.

          Charles Way has been a member of the Company Board since March 1982 and the Controller of the Company since June 1998. Mr. Way previously served as the Company's Chief Financial Officer and Vice President from June 1980 until September 1997. Mr. Way joined the Company in June of 1979.

          Richard A. Goeggel has been a member of the Company Board since December 1998. Until 1997, Mr. Goeggel was employed as Vice President and CFO of Truck Accessories Group, Inc. From 1995 to 1996 he served as financial advisor to the Board of Directors of Stanley Stores, Inc.; and from 1989 to 1995 he was employed with Apple Tree Markets, Inc. as Vice President, treasurer and director. Mr. Goeggel joined the Company in January 1998 as financial advisor and was hired as Vice President and Chief Financial Officer in June 1998.

          Julie H. Edwards has been a member of the Company Board since December 1997. Ms. Edwards was employed with Smith Barney, Harris Upham & Co. from 1984 to 1991 and served as Vice President of Corporate Finance with Smith Barney, Harris Upham & Co., from 1988 to 1991. Since 1991, Ms. Edwards has been employed with Frontier Oil Corporation, for which she has served as Senior Vice President of Finance and Chief Financial Officer since August 1994.

          Carl W. Schafer has been a member of the Company Board since December 1992. He served as a principal of Rockefeller and Company, Inc., from 1987 to 1990. He is currently president of the Atlantic

Foundation, Hamilton, New Jersey. He is currently a trustee or director of Roadway Express, Inc., Frontier Oil Corporation, Nutraceutix, Inc., Electronic Clearing House, Inc., Labor Ready Inc., the Paine Webber and Guardian Groups of Mutual Funds, Harbor Branch Institution, Inc., and the Johnson Atelier School of Sculpture.

          There are no family relationships between any directors and executive officers of the Company except that Jerriel L. Evans, Sr. and Maybell H. Evans are husband and wife and Jerry L. Evans, Jr. and Darlene E. Jones are their son and daughter, respectively.

Required Vote
-------------

          Directors are elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Votes withheld and broker non-votes are not counted toward a nominee's total.

Recommendation of the Board of Directors
----------------------------------------

          THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF THE COMPANY'S COMMON STOCK VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

Board Meetings and Committees

          During the fiscal year ended September 30, 1999 ("Fiscal 1999"), the Company Board formally met on six occasions. Each of the directors attended (or participated by telephone in) more than 75% of such meetings of the Company Board and committees on which he or she served during Fiscal 1999. The Company Board has no committees other than the Compensation Committee and the Audit Committee.

          The Company's Compensation Committee, which is comprised of Peter J. Losavio (Chairman), Carl W. Schafer and Julie H. Edwards, reviews and approves the compensation of the Company's executive officers and administers and interprets the Company's stock option plans. The Compensation Committee met or took action on two occasions during Fiscal 1999.

          The Company's Audit Committee, which is comprised of Carl W. Schafer (Chairman), Peter J. Losavio and Julie H. Edwards recommends the Company's independent auditors, reviews the scope of their engagement, consults with the auditors, reviews the results of their examination, acts as liaison between the Company Board and the auditors and reviews various Company policies, including those relating to accounting and internal controls. The Audit Committee met or took action on two occasions during Fiscal 1999.

Board of Directors Compensation

          During Fiscal 1999, each director, who is not an employee of the Company, received $1,500 for each Company Board meeting attended, and $500 for each committee meeting attended, which was held on a day other than a Company Board meeting day. The Company also pays its non-employee directors a monthly retainer fee of $500. Employees of the Company receive no additional compensation for service as a director. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company.

          On December 1, 1999, the Company issued each of its three outside directors non-qualified stock options to purchase 2,500 shares of Company Common Stock under the Company's 1995 Stock Option Plan.

          In December 1998, the Company granted certain members of the Company Board options to acquire an aggregate of 75,000 shares at $11.63 per share.

Executive Officers of the Company

          The following table contains the names, positions and ages of the executive officers of the Company who are not directors.


                                Principal Occupation for the Past
Name                       Five Years and Current Public Directorships      Age
----                       -------------------------------------------      ---


Jerry L. Evans, Jr.      Mr.  Evans has been with the Company for over      34
                         fifteen   years,   having  started  with  the
                         Company  as a Store  Associate  in 1983.  Mr.
                         Evans  served as Vice  President  of Investor
                         Relations from 1993 to 1998 when he was appointed Vice President of Corporate and Investor Relations and Human Resources in
                         April 1998.

Maybell Evans            Ms.   Evans  has  served  as  the   Company's      60
                         Secretary since its inception.  She served as
                         a member of the  Company  Board  from  August
                         1968 until January 2000. Ms. Evans joined the
                         Company full time in 1968,  managing accounts
                         receivable,    collections,   and   corporate
                         affairs.

Executive Compensation

          The following table sets forth, for the fiscal years ended September 30, 1999, 1998, and 1997, certain summary information concerning annual and long-term compensation paid by the Company for services in all capacities to the Company of the Chief Executive Officer, and the other most highly compensated executive officers of the Company at September 30, 1999 who received compensation of at least $100,000 during Fiscal 1999 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE


                                          Annual Compensation                       Awards
                                                                                   Long Term
                                                                                 Compensation
                                    --------------------------------     ----------------------------
                                                             Other Annual  Restricted
           Name and                                          Compensation     Stock                     All Other
      Principal Position        Year   Salary($)  Bonus($)      ($)(1)      Awards($)    Options(#)    Compensation
      ------------------        ----   ---------  --------      ------      ---------    ----------    ------------

Jerriel L. Evans, Sr.(2)
  Chairman of the Board,        1999    96,250      -0-            --          --         75,000           (2)
    President and Chief         1998    125,093     -0-            --          --         91,500           (2)
    Executive Officer           1997    125,093     -0-            --         1,210        --              (2)

Richard A. Goeggel (3)
    Vice-President and          1999    120,000     -0-            --          --          -0-             --
    Chief Financial Officer     1998    85,000      -0-            --          --         50,000           --
                                1997      -0-       -0-            --          --          -0-             --

--------------------

(1) Although the officers receive certain perquisites, the value of such perquisites did not exceed for any officer the lesser of $50,000 or 10% of the officer's salary and bonus.

(2) In addition to the compensation for Mr. Evans set forth above, he also receives lease income for the rental of various properties used by the Company.

(3) Mr. Goeggel's employment with the Company (including time spent as a consultant) began in January 1998.

Option/SAR Grants in Last Fiscal Year

         The  following   table  sets  forth  certain   information   concerning
Options/SARs granted during Fiscal 1999 to the Named Officers:



                                                                                     Potential Realizable Value of
                                                                                                Assumed
                                                                                      Annual Rates of Stock Price
                                                                                        Appreciation for Option
                                                                                                Term(2)

                             Shares       % of Total
                           Underlying     Granted to     Exercise or
                          Options/SARs     Employees        Base         Expiration
          Name             Granted(#)   in Fiscal 1999  ($/Share)(1)        Date            5%($)           10%($)
          ----             ----------   --------------  ------------        ----            -----           ------

Jerriel L. Evans, Sr.        75,000           76%           11.75         12/01/03        $243,473         $538,012
Richard A. Goeggel             -               -              -               -               -               -


(1) The exercise price of the options granted is equal to the market value of the Company Common Stock on the date of grant.

(2) Potential realizable value of each grant assumes that the market prices of the underlying security appreciates from the market value of the Company Common Stock on the date of grant at annualized rates of 5% and 10% over the term of the award. Actual gains, if any, on stock option exercises are dependent on the future performance of common stock. There can be no assurance that the amounts reflected on this table will be achieved.

Option Exercises and Fiscal Year-End Option Values

         The following table sets forth all stock options exercised by the Named Officers during Fiscal 1999 and the number and value of unexercised options held by such executive officers at Fiscal Year-End.


                                                      Number of Securities              Value of Unexercised
                                                     Underlying Unexercised                 In-the-money
                                                           Options at                        Options at
                                                        Fiscal Year-End                Fiscal Year-End($)(2)
                                                 ------------------------------    ------------------------------

                           Shares        Value
                         Acquired on    Realized
          Name           Exercise(#)     ($)(1)     Exercisable   Unexercisable       Exercisable    Unexercisable
          ----           -----------     ------     -----------   -------------       -----------    -------------

Jerriel L. Evans, Sr.        -0-          -0-          25,000         50,000              -0-             -0-
Richard  A. Goeggel          -0-          -0-          30,000         20,000              -0-             -0-

---------------

(1) Value realized is calculated based on the difference between the option exercise price and the closing market price of the Company Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) Value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Company Common Stock at fiscal year-end, multiplied by the number of shares underlying the options. The closing price of the Company Common Stock as reported on the NASDAQ Stock Market on September 30, 1999 was $1.625.

Employment Agreements

         Jerriel L. Evans, Sr. and the Company entered into an employment agreement, dated April 6, 1998, for Mr. Evans to serve as President and Chief Executive Officer of the Company through September 30, 2001. The agreement provides for an annual base salary of $120,000 during the first year of its term, $140,000 during the second year of its term, $150,000 during the third year of its term and for annual increases in each of the remaining years to be determined by the Company Board. The agreement also provides for an annual bonus in an amount equal to 7 1/2% of the net consolidated after-tax profits of the Company. The agreement provides that certain options granted to Mr. Evans will vest upon a change of control of the Company. During the term of his employment with the Company, Mr. Evans is also entitled to (i) participation in all other benefit plans provided by the Company to its executives, (ii) four weeks paid vacation per year, (iii) term life insurance policies in the aggregate face amount of $2,000,000, and (iv) a $500 per month non-accountable car allowance. The agreement also restricts Mr. Evans from competing with the Company or soliciting customers or other business for any entity other than the Company during the term of the agreement and from disclosing certain confidential information with respect to the Company. In the event the Merger is consummated, Mr. Evans has agreed to execute an amendment to his employment agreement. For a description of the terms of his amendment, see "Proposal 2 - Interests of Certain Persons in the Merger."

         Richard A. Goeggel and the Company entered into an employment agreement, dated June 22, 1998, for Mr. Goeggel to serve as Vice President and Chief Financial Officer of the Company through June 15, 2000. The agreement provides for an annual base salary of $120,000 during the first year of its term and for annual increases in each of the remaining years to be determined by the Company Board. The agreement provides that certain options granted to Mr. Goeggel will vest upon a change of control of the Company. During the term of his employment with the Company, Mr. Goeggel is also entitled to (i) participation in all other benefit plans provided by the Company to its executives, and (ii) two weeks paid vacation per year. Upon a change of control of the Company that results in Mr. Goeggel's removal as Vice-President or Chief Financial Officer, a significant change in the conditions of his employment or other breach of the agreement, Mr. Goeggel has the right to elect to deem his employment to have been terminated by the Company and receive a lump sum payment equal to the remaining term of the agreement (which amount shall be reduced such that all payments will be deductible to the Company and not subject to the excise tax imposed by the United States Internal Revenue Code of 1986, as amended). Except as expressly permitted in the agreement, Mr. Goeggel is also restricted from competing with the Company or soliciting customers or other business for any entity other than the Company during the term of the agreement and from disclosing certain confidential information with respect to the Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

         The Company believes, based solely on review of copies of such forms furnished to the Company, or written representations that no Form 5's were required and that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during Fiscal 1999.

                      REPORT OF THE COMPENSATION COMMITTEE

         Comprised of Carl W.  Schafer,  Julie H. Edwards and Peter J.  Losavio,
Jr.

         The Compensation Committee of the Company Board is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. This Committee Report sets forth the components of the Company's executive officer compensation and describes the basis on which the Fiscal 1999 compensation determinations were made by the Committee with respect to the executive officers of the Company.

         In designing its executive compensation programs, the Company follows its belief that executive compensation should reflect the value created for shareholders while supporting the Company's strategic goals.

         The following guidelines have been implemented by the Committee:

          1. Executive compensation is meaningfully related to the value created for shareholders.
          2. Executive compensation reinforces strategic performance objectives and rewards individuals for outstanding contributions to the Company's success.
          3. Executive compensation is designed to attract and retain quality talent, which is critical for both the short-term and long-term success of the Company.

          The Committee currently implements a compensation program based on four components: a base salary, a bonus program related to the Company's performance and individual performance during the relevant year, a stock benefit program, and an Employee Stock Ownership Program. The Committee regularly reviews the various components of the Company's executive compensation to ensure consistency with the Company's objectives.

          Base Salary -- The Committee, in recommending the appropriate base salaries of the Company's executive officers, generally considers the level of executive compensation for similar companies in the industry. In addition, the Committee takes into account (i) the performance of the Company and the role of the individual executive officer with respect to such performance, and (ii) the particular executive officer's responsibilities and the long-term performance of the executive officer in those areas of responsibility.

          Annual Incentives -- The bonus program provides direct financial incentives in the form of annual cash bonuses to executive officers exceeding the Company's annual goals. The Committee recommends cash bonuses based upon an evaluation of the contributions of each individual officer during the applicable first year.

          Long-Term Incentives -- The stock benefit program currently serves as the Company's primary long-term incentive plan for executive officers and key employees. The objectives of the stock benefit program are to align executive officer compensation and shareholder return and to enable executive officers to develop and maintain a significant, long-term stock ownership position in the Company Common Stock. In addition, grants of stock options to the named executive officers and others are intended to attract, retain, and motivate executives to improve long-term corporate performance and stock market performance. Stock options become more valuable as the Company's stock price increases.

          Employee Stock Ownership Plan (ESOP) -- The Company's ESOP is a defined contribution plan. Under this plan, units are awarded pursuant to a compensation-based formula. The units are held in trust for the employee and are paid upon plan termination or employee election. This plan benefits any Company employee who is employed six months and is eighteen (18) years of age. Executive officers participate in this plan.

          Consistent with the Company's compensation program outlined above, compensation for each of the named executive officers as well as other senior executives consists of a base salary, bonus, stock options, and ESOP shares. The base salaries for Fiscal 1999 were at levels commensurate with competitive amounts paid to executives with comparable qualifications, experience, and responsibilities of other companies who engaged in the same or similar business as the Company.

          The Committee believes that the compensation of the Chief Executive Officer ("CEO") should be impacted by the Company's performance. Mr. Evans founded the Company in 1968 and has served as the CEO since that time. During Fiscal 1999, Mr. Evans received a base salary of $120,000 which the Committee views as below average compared to the base salaries of Chief Executive Officers of other companies in the same or similar business as the Company who have comparable qualifications, experience, and responsibilities. The number of shares granted pursuant to the Company's ESOP are not determinable in Fiscal 1999 and, therefore, are not reported here.

                                                      Carl W. Schafer
                                                      Julie H. Edwards
                                                      Peter J. Losavio, Jr.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


          During Fiscal 1999, the Company leased three convenience store locations from the majority shareholder of the Company. One ten-year lease commenced in June 1987, with monthly lease payments of $2,500 and allows for one five-year automatic renewal at the Company's option. One ten-year lease commenced in December 1995, with monthly lease payments of $1,500 and allows for two five-year automatic renewals at the Company's option. The other location was sold by the majority shareholder in December 1998. The amounts paid under these leases were $54,300, $76,800 and $73,000 for the years ended September 30, 1999, 1998 and 1997, respectively. Future minimum lease commitments as of September 30, 1999 are $119,500.

         As of September 30, 1999 the Company rented, on a month-to-month basis, five convenience store locations from the majority shareholder. Previously, the Company rented additional locations which were sold by the shareholder to unrelated parties. The total month-to-month rent paid for the year ended September 30, 1998 was $34,800 and $104,000 for the year ended September 30, 1997. All five locations were sold by the shareholder to unrelated third parties in December 1997.

         Other current assets at September 30, 1998 include a $111,000 note receivable from a former director which was refinanced from an earlier note. The note was paid in December 1998.

         From time to time the Company makes advances to individuals who are shareholders, directors, officers and/or employees. Such advances are usually unsecured and accrue interest at 9%. There were no advances outstanding at September 30, 1999 and 1998.

                                PERFORMANCE GRAPH

         Set forth below is a line graph comparing the percentage change in the cumulative total shareholders' return on the Company Common Stock against the cumulative total return of the Composite Index and index of certain companies selected by the Company as comparable to the Company for the period beginning on September 30, 1994 to September 30, 1999. The graph assumes that the value of the investment in the Company Common Stock at its initial public offering price and each index was $100 on September 30, 1994, and that all dividends, if any, were reinvested.

         The chart displayed below is presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future financial performance.


                   COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN
                            AMONG EVANS SYSTEMS, INC.
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX
                                  (in dollars)

                                     [Chart]


                                                                    FISCAL YEAR ENDING
COMPANY/INDEX/MARKET              9/30/1994      9/29/1995       9/30/1996       9/30/1997       9/30/1998      9/30/1999

Evans Systems Inc.                 100.00         123.17          121.95           53.80          117.85          32.03
Customer Selected Stock List       100.00         131.70          144.07          132.83           69.37          55.96
NASDAQ Market Index                100.00         121.41          141.75          192.67          200.23         323.92

                   Assumes $100 invested on September 30, 1994
                           Assumes dividend reinvested
                      Fiscal year ending September 30, 1999



(1)      The  companies  selected  to form  the  peer  group  index  are:  Adams
         Resources and Energy; Dairy Mart Convenience Stores; E-Z Serve Corporation; Environ Technology Corporation; FFP Partners L.P.; Kinark Corporation; Lomak Petroleum, Inc.; Mapco, Inc.; Omega Environmental, Inc.; Par Technology Corporation; Specialty Chemical Resources; and Virogroup, Inc.

Note: National Convenience Stores was bought by Diamond Shamrock and later merged with Ultarmar. Therefore, these two companies could no longer be included in the Company's peer index group.


                                 -------------

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders intended for inclusion in the Proxy Statement to be furnished to all shareholders entitled to vote at the next annual meeting of shareholders of the Company must be received at the Company's principal executive offices not later than [ ], 2001. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail - Return Receipt Requested.

         With respect to any shareholder proposals to be presented at the next annual meeting which are not included in the Company's proxy materials, management proxies for such meeting will be entitled to exercise their discretionary authority to vote on such proposals notwithstanding that they are not discussed in the proxy materials unless the proponent notifies the Company of such proposal by not later than [ ], 2001.

                                 OTHER BUSINESS

         So far as it is known, there is no business other than that described above to be presented for action by the shareholders at the forthcoming Meeting, but it is intended that Proxies will be voted upon any other matters and proposals that may legally come before the Meeting, or any adjustments thereof, in accordance with the discretion of the persons named therein.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 upon payment of the fees prescribed by the Commission. Such material may also be accessed electronically by means of the Commission's home page on the internet at http//www.sec.gov.

                             ACCOMPANYING DOCUMENTS

         Accompanying this Proxy Statement is the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, as amended, which contains the following information which is specifically incorporated by reference in this Proxy Statement:

         Item 1: Business
         Item 2: Properties
         Item 3: Legal Proceedings
         Item 5: Market for Common Equity and Related Shareholder Matters
         Item 7: Management's Discussion and Analysis of Plan of Operations
         Item 8: Financial Statements and Supplementary Data.

         The Company's Quarterly Report on Form 10-Q for quarter ended December 31, 1999 will also be provided to the shareholders with this Proxy Statement. In addition, the following documents are attached to this Proxy Statement and are specifically incorporated by reference in this Proxy Statement:

1. Pro-forma Financial Statements of the Company following the Sale of Assets and the Merger (Annex G)

                                          By Order of the Board of Directors



                                          Maybell H. Evans,
                                          Secretary

Bay City, Texas
___________, 2000

                                     ANNEX A

                   FAIRNESS OPINION OF HFBE OF SALE OF ASSETS

January 21, 2000



Mr. J. L. Evans, Sr.
Chairman of the Board and CEO
Evans Systems, Inc.
720 Avenue F North
Bay City, TX  77414


Dear Mr. Evans:

         You have requested Howard Frazier Barker Elliott, Inc. ("HFBE") to render its opinion as to the fairness, from a financial point of view, to Evans Systems, Inc. ("ESI" or the "Company"), a Texas corporation, and its shareholders, of the consideration to be paid by TSC Services, Inc. ("TSC") for the Texas based Petroleum Marketing and Convenience Store operations (the "Assets") pursuant to an Asset Purchase Agreement (the "Agreement"). In the proposed Agreement, TSC will pay ESI $16.2 million, subject to inventory adjustments, and the assumption of $900,000 of capital lease obligations for the Assets as described in the Agreement (the "Transaction").

         As part of our financial advisory activities, HFBE engages in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes. We are experienced in these activities and have performed assignments similar in nature to that requested by you on numerous occasions. The opinion of HFBE is solely for the use of the Board of Directors and cannot be used for any other purpose without our prior written consent.

         In rendering our written opinion, HFBE: (i) reviewed ESI's Annual Report, Form 10-K and related financial information for the year ended September 30, 1999, and ESI's Amended Annual Report on Form 10-K/A and related financial information for the year ended September 30, 1998; (ii) reviewed certain information relating to the business, earnings, cash flow and prospects of the ESI Assets furnished to HFBE by ESI; (iii) conducted discussions with members of senior management of ESI concerning its business and prospects; (iv) reviewed the historical market prices and trading activity for ESI's common stock and compared them with that of certain companies which HFBE deemed to be reasonably similar to ESI; (v) compared the results of operations of the Assets with that of certain companies which it deemed to be reasonably similar to the ESI Assets;
(vi) analyzed the nature and financial terms of certain business combinations involving companies in lines of business we believe to be generally comparable to the ESI Assets; (vii) considered the pro forma effect of the Asset sale on certain of ESI's income statement and balance sheet items; (viii) reviewed the Agreement; (ix) considered independent appraisals of certain of the Assets; and
(x) reviewed such other matters as HFBE deemed necessary, including an assessment of general economic, market and monetary conditions.

         In preparing its opinion, HFBE relied on the accuracy and completeness of all information supplied or otherwise made available to HFBE by ESI. HFBE did not independently verify such information or assumptions, including financial forecasts, or undertake an independent appraisal of the assets of ESI. HFBE's opinion is based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of the opinion. HFBE's opinion does not constitute a recommendation to any shareholder of ESI as to how any such shareholder should vote on the Transaction. The opinion does not address the relative merits of the Transaction and any other transaction or business strategies discussed by the Company's Board of Directors as alternatives to the Transaction or the decision of the ESI Board of Directors to proceed with the Transaction. No opinion is expressed by HFBE as to the price at which the securities of ESI may trade at any time following the Transaction.

         HFBE assumed that there had been no material change in ESI's financial condition, results of operations, business or prospects since the date of the last financial statements made available to HFBE. HFBE relied on advice of counsel to ESI as to all legal matters with respect to ESI and the Agreement and upon ESI with respect to the accounting treatment to be accorded the Transaction. In addition, HFBE did not make an independent evaluation appraisal or physical inspection of all the assets or individual properties of ESI.

         The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at our opinion, HFBE did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, HFBE believes that our analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In our analyses, HFBE made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of ESI. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of the businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

         Neither HFBE nor our employees have any present or contemplated future interest in the Company which might tend to prevent us from rendering a fair and unbiased opinion.

         Subject to and based upon the foregoing, it is our opinion that the consideration to be paid by TSC in the proposed transaction is fair, from a financial point of view, to ESI and its shareholders.

Sincerely,

HOWARD FRAZIER BARKER ELLIOTT, INC.


By:
     -----------------------------------
         Alex W. Howard, CFA, ASA
         Senior Managing Director


By:
     -----------------------------------
         Garry L. Marshall, CFA
         Vice President

                                     ANNEX B

                           DISSENTERS' RIGHTS STATUTE

                        PROVISIONS FOR DISSENTERS' RIGHTS
                    UNDER THE TEXAS BUSINESS CORPORATIONS ACT

         Article 5.11 RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE ACTIONS.-- A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

         (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

         (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation requiring the special authorization of the shareholders as provided by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

         (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

         B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

         (1) the shares held by the shareholder are part of a class or series, shares of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

         (a) listed on a national securities exchange;

         (b) listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

         (c) held of record by not less than 2,000 holders;

         (2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

         (3) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

         (a) shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares of which are:

         (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

         (ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

         (iii)    held of record by not less than 2,000 holders;

         (b) cash in lieu of fractional shares otherwise entitled to be received; or

         (c) any combination of the securities and cash described in Subdivisions (a) and (b) of this subsection.

         Article 5.12 PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTION. -- A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

         (1) (a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

         (b) With respect to the proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

         (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

         (3) If, within sixty (60) days after the date on which are the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in shares or in the corporation.

         B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

         C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit them pertinent evidence as to the value of the shares. The appraiser shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

         D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately, but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign and domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs, shall be allotted between the parties in the manner that the court determines to be fair and equitable.

         E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

         F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

         G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action.
 If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

         Article 5.13 PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS.-- A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

         B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

         C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article
5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                                      ANNEX C

                                      OPINION OF FINANCIAL ADVISOR TO MERGER

March 1, 2000

Mr. J. L. Evans, Sr.
Chairman of the Board and CEO
Evans Systems, Inc.
720 Avenue F North
Bay City, TX  77414

Dear Mr. Evans:

         You have requested Howard Frazier Barker Elliott, Inc., ("HFBE") to render its opinion as to the fairness, from a financial point of view, to the shareholders of the Company of the Merger Consideration, as defined below, in the proposed merger (the "Merger") of the Company with I-Net Holdings ("I-Net"), a Delaware Corporation. Pursuant to the Agreement and Plan of Merger dated January 23, 2000, as amended on January 31, 2000 and February 29, 2000(the "Agreement"), I-Net will merge with and into the Company and all of the outstanding shares of I-Net common stock shall be converted into 15,000,000 shares of the Company's common stock, which is subject to adjustment pursuant to the terms of the Agreement (the "Merger Consideration").

         As part of our financial advisory activities, HFBE engages in the valuation of business and securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes. We are experienced in these activities and have performed assignments similar in nature to that requested by you on numerous occasions. The opinion of HFBE is solely for the use of the Board of Directors and cannot be used for any other purpose without our prior written consent.

         In rendering our written opinion, HFBE: (i) reviewed ESI's Annual Report, Form 10-K and related financial information for the year ended September 30, 1999, and ESI's Amended Annual Report on Form 10-K/A and related financial information for the year ended September 30, 1998; (ii) reviewed certain information relating to the business, earnings, cash flow, and prospects of the assets of ESI (the "ESI Assets") that will remain after the consummation of the proposed asset sale to TSC Services, Inc. (the "TSC Transaction") furnished to HFBE by ESI; (iii) conducted discussions with members of senior management of ESI concerning its business and prospects; (iv) reviewed the historical market prices and trading activity for ESI's common stock and compared them with that of certain companies which HFBE deemed to be reasonably similar to ESI; (v) compared the results of operations of the ESI Assets with that of certain companies which it deemed to be reasonably similar to the ESI Assets; (vi) analyzed the nature and financial terms of certain business combinations involving companies in lines of business we believe to be generally comparable to the ESI Assets; (vii) considered the pro forma effect of the Merger on certain of ESI's income statement and balance sheet items; (viii) reviewed the Agreement; (ix) reviewed the business plan of I-Net and held discussions with management of I-Net regarding the execution of its business plan; and (x) reviewed such other matters as HFBE deemed necessary, including an assessment of general economic, market and monetary conditions.

         In preparing its opinion, HFBE relied on the accuracy and completeness of all information supplied or otherwise made available to HFBE by ESI. HFBE did not independently verify such information or assumptions, including financial forecasts, or undertake an independent appraisal of the assets of ESI. HFBE's opinion is based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of the opinion. HFBE's opinion does not constitute a recommendation to any shareholder of ESI as to how any such shareholder should vote on the Merger. The opinion does not address the relative merits of the transaction and any other transaction or business strategies discussed by the Company's Board of Directors as alternatives to the Merger or the decision of the ESI Board of Directors to proceed with the Merger. No opinion is expressed by HFBE as to the price at which the securities of ESI may trade at any time following the Merger.

         HFBE assumed that there had been no material change in ESI's financial condition, results of operations, business or prospects since the date of the last financial statements made available to HFBE. HFBE relied on advice of counsel to ESI as to all legal matters with respect to ESI, the Merger and the Merger Agreement and upon ESI with respect to the accounting treatment to be accorded the transaction. In addition, HFBE did not make an independent evaluation appraisal or physical inspection of the assets or individual properties of ESI or I-Net.

         The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to the partial analysis or summary description. Furthermore, in arriving at our opinion, HFBE did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, HFBE believes that our analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In our analyses, HFBE made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of ESI and I-Net. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of the businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

         Neither HFBE nor our employees have any present or contemplated future interest in the Company or I-Net which might tend to prevent us from rendering a fair and unbiased opinion.

         Subject to and based upon the foregoing, it is our opinion that the consideration to be paid by ESI in the proposed Merger is fair, from a financial point of view, to ESI and its shareholders.

Sincerely,

HOWARD FRAZIER BARKER ELLIOTT, INC.


By:
     -----------------------------------
         Alex W. Howard, CFA, ASA
         Senior Managing Director


By:
     -----------------------------------
         Garry L. Marshall, CFA
         Vice President

                                     ANNEX D

                     AMENDMENT TO ARTICLES OF INCORPORATION

Name Change Amendment
---------------------

         Article ONE of the Restated Articles of Incorporation will be deleted in its entirety, and replaced as follows:

                  "ARTICLE ONE: The name of the corporation is I-NET HOLDINGS, INC."

Capitalization Amendment
------------------------

         The first paragraph of Article FOUR of the Restated Articles of Incorporation, relating to capitalization, will be deleted in its entirety, and replaced as follows

                  "ARTICLE FOUR: The aggregate number of shares of stock that the Corporation shall have authority to issue is: one hundred one million five hundred thousand (101,500,000), consisting of one hundred million (100,000,000) shares of common stock (the "Common Stock") of the par value of one cent ($.01) each and one million five hundred thousand (1,500,000) shares of preferred stock (the "Preferred Stock") of the par value of one cent ($.01) each."

                                     ANNEX E

                             2000 STOCK OPTION PLAN

                               EVANS SYSTEMS, INC.

                             2000 STOCK OPTION PLAN



1.                Purpose of the Plan.

                  This 2000 Stock Option Plan (the "Plan") is intended as an incentive, to retain in the employ and as directors of EVANS SYSTEMS, INC. (the "Company") and any Subsidiary of the Company, persons of training, experience and ability, to attract new employees and directors, whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

                  It is further intended that certain options granted pursuant to the Plan shall constitute Incentive Stock Options while certain other options granted pursuant to the Plan shall be Nonstatutory Stock Options.

                  The Company intends that the Plan meet the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Exchange Act and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this Section 1.

2.                Administration of the Plan.

                  The Board of Directors of the Company (the "Board") shall appoint and maintain as administrator of the Plan a committee (the "Committee"), which shall serve at the pleasure of the Board. In the discretion of the Board, a Committee shall consist solely of two or more Outside Directors (as such term is defined in Section 162(m) of the Code) and Non-Employee Directors (as such term is defined in Rule 16b- 3). The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The Committee, subject to Sections 3 and 5 hereof, shall have full power and authority to designate recipients of Options, to determine the terms and conditions of respective Option agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Stock Options and which shall be Nonstatutory Stock Options. To the extent any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonstatutory Stock Option.

                  Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (1) to grant Incentive Stock Options and Nonstatutory Stock Options; (2) to determine, upon review of relevant information and in accordance with Section 5 of the Plan, the fair market value of the Common Stock; (3) to determine the exercise price per share of Options, to be granted, which exercise price shall be determined in accordance with
Section 5 of the Plan; (4) to determine the Employees to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (5) to interpret the Plan; (6) to prescribe, amend and rescind rules and regulations relating to the

Plan; (7) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (8) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan; (9) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (10) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

                  In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan of Options or Stock does not consist of two or more Non-Employee Directors, then any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3.

3.                Designation of Optionees.

                  The persons eligible for participation in the Plan as recipients of Options (the "Optionees") shall include employees, officers and directors of the Company or any Subsidiary; provided that Incentive Stock Options may only be granted to employees of the Company and the Subsidiaries. In selecting Optionees, and in determining the number of shares to be covered by each Option granted to Optionees, the Committee may consider the office or position held by the Optionee or the Optionee's relationship to the Company, the Optionee's degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee's length of service, age, promotions, potential and any other factors that the Committee may consider relevant. An Optionee who has been granted an Option hereunder may be granted an additional Option or Options, if the Committee shall so determine.

4.                Stock Reserved for the Plan.

                  Subject to adjustment as provided in Section 6 hereof, a total of 1,000,000 shares of the Company's Common Stock (the "Stock") shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option expire or be cancelled prior to its exercise in full or should the number of shares of Stock to be delivered upon the exercise in full of an Option be reduced for any reason, the shares of Stock theretofore subject to such Option may be subject to future Options under the Plan.

                  Notwithstanding the foregoing, with respect to any Options that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum number of shares of Stock that may be subject to options granted under the Plan to any individual in any calendar year shall not exceed 500,000, and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code.

5.                Terms and Conditions of Options.

                  Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

         a. Option Price. The purchase price of each share of Stock purchasable under an Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the last trading day prior to the date the Option is granted in the case of an Incentive Stock Option and not less than 85% of the Fair Market Value of such share of Stock on the last trading day prior to the date the Option is granted in the case of a Nonstatutory Stock Option; provided, however, that with respect to an Optionee who, at the time an Incentive Stock Option is granted, owns (within the meaning of
                  Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the last trading day prior to the date of grant. In addition, if an Option granted to the Company's Chief Executive Officer or to any of the Company's other four most highly compensation officers is intended to qualify as performance-based compensation under Section 162(m) of the Code, the exercise price of such Option shall not be less than 100% of the Fair Market Value of such share of Stock on the date the Option is granted. The exercise price for each Option shall be subject to adjustment as provided in Section 6 below. Fair Market Value means the closing price of publicly traded shares of Stock on a national securities exchange or The Nasdaq Stock Market, Inc. ("Nasdaq"), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under rules and policies of any national securities exchange or Nasdaq if and so long as the Stock is listed on any such exchange or Nasdaq.

         b. Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten (10) years after the date such Option is granted; provided, however, that in the case of an Optionee who, at the time such Option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, then such Incentive Stock Option shall not be exercisable with respect to any of the shares subject to such Incentive Stock Option later than the date which is five years after the date of grant.

         c. Exercisability. Subject to Section 5(j) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant.

         d. Method of Exercise. Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee (including a cashless exercise). As determined by the

                  Committee, in its sole discretion, at or after grant, payment in full or in part may also be made by (i) exchanging Stock owned by the Optionee which is not the subject of any pledge or security interest (based on the Fair Market Value of the Stock on the trading day before the Option is exercised), (ii) the Optionee's written selection to have shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value on the date of exercise equal to the exercise price of the Option, or (iii) by a combination of the forgoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option after (i) the Optionee has given written notice of exercise and has paid in full for such shares and (ii) becomes a stockholder of record with respect thereto.

         e. Non-transferability of Options. No Option granted hereunder shall be transferable otherwise than by (i) will or
                  (ii) the laws of descent and distribution; provided however, that to the extent the option agreement provisions do not disqualify such option for exemption under Rule 16b-3 under the Act of 1934, as amended, Nonstatutory Stock Options may be transferable during an Optionee's lifetime to immediate family members of an optionee, partnerships in which the only partners are members of the Optionee's immediate family, and trusts established solely for the benefit of such immediate family members. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

         f. Termination by Death. Unless otherwise determined by the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year after the date of such death or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.

         g. Termination by Reason of Disability. Unless otherwise determined by the Committee at grant, if any Optionee's employment  with or service to the  Company or any  Subsidiary terminates by reason of total and permanent disability (as defined in Section 22(e)(3) of the Code, "Disability"), any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one year after the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such one year period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of such Option, whichever period is shorter.

         h. Other Termination. Unless otherwise determined by the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates for any reason other than death or Disability, the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment may be exercised for the lesser of three months after the date of termination or the balance of such Option's term if the Optionee's employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary without Cause. The transfer of an Optionee from the employ of the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment for purposes of the Plan.

         i. Limit on Value of Incentive Stock Option. The aggregate Fair Market Value, determined as of the date the Incentive Stock Option is granted, of Stock for which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000. To the extent the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) exceeds $100,000 such excess Incentive Stock Option shall be treated as options which do not constitute) Incentive Stock Options

         j. Transfer of Incentive Stock Option Shares. If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive Stock Option granted under the Plan within the two-year period commencing on the day after the date of the grant of such Incentive Stock Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such
                  Incentive Stock Option, he shall, within 10 days after such disposition, notify the Company thereof and immediately deliver to the Company any amount of United States federal income tax withholding required by law.

6.                Term of Plan.

                  The Plan shall become effective upon its adoption by the Board of Directors, provided it is duly approved by vote of the holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan within twelve months after the date of adoption of the Plan by the Board of Directors. It shall continue in effect for a term or ten (10) years unless sooner terminated under Section 14 of the Plan. If the Plan is not approved, the Plan shall termiante and any award grants hereunder shall be null and void.

7.                Adjustments Upon Changes in Capitalization or Merger.

                  Subject to any required action by the stockholders of the Company, the number of shares of Stock covered by each outstanding Option, and the number of shares of Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock of the Company or the payment of a stock dividend with respect to the Stock or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Option.

                  In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not-otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets or the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

8.                Purchase for Investment.

                  Unless the Options and shares covered by the Plan have been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that he is acquiring the shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

9.                Taxes.

                  The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options granted under the Plan with respect to the withholding of any United States taxes or any other tax matters.

10.               Effective Date of Plan.

                  The Plan shall be effective on January 21, 2000 (the date that it was approved by the Board), provided, however, that the Plan shall subsequently be approved by majority vote of the Company's shareholders not later than January 21, 2001.

11.               Amendment and Termination.

                  The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Optionee under any Option theretofore granted without his consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

         a. materially increase the number of shares that may be issued under the Plan, except as provided in Section 7;

         b.              materially   increase  the  benefits  accruing  to  the
                 Optionees under the Plan;

         c. materially modify the requirements as to eligibility for participation in the Plan;

         d. decrease the exercise price of an Incentive Stock Option to less than 100% of the Fair Market Value on the date of grant thereof or the exercise price of a Nonstatutory option to less than 85% of the Fair Market Value on the date of grant thereof; or

         e. extend the term of any Option beyond that provided for in Section 5(b).

                  The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee without his consent. The Committee may also substitute new Options for previously granted Options, including options granted under other plans applicable to the participant and previously granted Options having higher option prices, upon such terms as the Committee may deem appropriate.

12.               Government Regulations.

                  The Plan, and the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, or by national securities exchanges or Nasdaq if and so long as the Stock is listed on any such exchange or Nasdaq, as may be required.

13.               General Provisions.

         a. Certificates. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal, provincial or state securities law, any stock exchange upon which the Stock is then listed and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

         b. Employment Matters. The adoption of the Plan shall not confer upon any Optionee of the Company or any Subsidiary, any right to continued employment or, in the case of an Optionee who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees or the service of any of its directors at any time.

         c.                Limitation  of  Liability.  No member of the Board or
                  the Committee, or any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

         d. Registration of Stock. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or is, in the opinion of counsel to the Company, exempt from such registration in the United States or exempt from the prospectus and registration requirements under applicable provincial legislation. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder, or to comply with an appropriate exemption from registration under such laws or the laws of any province in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option. However, the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions to the Company's transfer agents.

14. DEFINITIONS. As used above, the following definitions shall apply:

         "Board" shall mean the Board of Directors of the Company.

         "Cause" shall mean a felony conviction or the failure of an Optionee to contest prosecution for a felony or an Optionee's willful misconduct or dishonesty, any of which is deemed by the Committee, in its sole discretion, to be harmful to the business or reputation of the Company or any Subsidiary.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company" shall mean Evans Systems, Inc., a Texas corporation.

         "Committee" shall mean the Committee appointed by the Board of Directors in accordance with Section 2 of the Plan, if one is appointed.

         "Eligible Director" shall mean each director of the Company who is not an employee of the Company or any Subsidiary.

         "Employee" shall mean any person, including officers and directors, employed by the Company or any Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

         "Options" shall mean the Incentive Stock Options and Nonstatutory Stock Options granted pursuant to the Plan.

         "Optioned Stock" shall mean the Common Stock subject to an Option.

         "Optionee" shall mean an Employee who receives an Option.

         "Plan" shall mean this 2000 Incentive Stock Plan.

         "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 8 of the Plan.

         "Stock" shall mean the Common stock of the Company.

         "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

                                              EVANS SYSTEMS, INC.

                                     ANNEX F

                               2000 PLAN AMENDMENT

4.       Stock Reserved for the Plan

                  (a) Maximum Number of Shares. Subject to the provisions of Paragraph 7 hereof, there shall be available for awards under the Plan granted wholly or partly in shares of the Company's Common Stock (the "Stock") (including rights or options that may be exercised for or settled in Stock) an aggregate number of shares of Stock equal to:

                  (i)      5,000,000 shares of Common Stock; plus
                  (ii) (A) twenty percent of the total number of shares of Stock or Stock equivalents outstanding in excess of 25,000,000 minus (B) the total number of shares of Stock subject to outstanding awards on the date of calculation under any other stock-based plan for employees of the Company and its subsidiaries.

                  (b) Determination of Available Shares. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

                  (c) Restoration of Unused and Surrendered Shares. The number of shares of Stock that are subject to Awards under the Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Stock, shall again immediately become available for Awards hereunder.

                  (d) Reservation of Unused and Surrendered Shares. Any shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan.

                  (e) Description of Shares. The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Stock, (b) Stock held in the treasury of the Company, or (c) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Board or the Committee may determine from time to time at its sole option.

                  (f) Maximum Number of Grants to Individual. Notwithstanding the foregoing, with respect to any Options that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum number of shares of Stock that may be subject to options granted under the Plan to any individual in any calendar year shall not exceed 500,000, and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under
         Section 162(m) of the Code.

Insert Section 5(k)

                  (k) Limit on Number of Incentive Options Under the Plan. The number of options which shall be Incentive Stock Options under this Plan shall not exceed 5,000,000.

                                    ANNEX G
                              EVANS SYSTEMS, INC.
                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
Unaudited Pro Forma Combined Financial Statements:
     Unaudited Pro Forma Combined Balance Sheet as of December  31, 1999.....G-3
     Unaudited Pro Forma Combined Statement of Operations for the year ended September 30, 1999...........................................G-4
     Unaudited Pro Forma Combined Statement of Operations for the quarter ended December 31, 1999............................................G-5
     Notes to Unaudited Pro Forma Combined Financial Statements..............G-6

                               EVANS SYSTEMS, INC.
                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements have been prepared based on the historical financial statements of Evans Systems, Inc. ("ESI") and I-Net Holdings, Inc. ("I-Net"). Such financial statements have been adjusted to give effect to (i) the sale by ESI of 750,000 shares of its common stock pursuant to a private placement transaction for $562,500; (ii) the sale by ESI of substantially all of the assets within its Texas petroleum marketing and Texas convenience store segments pursuant to the Asset Purchase Agreement dated December 3, 1999, by and between TSC Services, Inc. ("TSC") and ESI (the "TSC Transaction"); (iii) the sale by I-Net of common stock for $15 million; and (iv) the merger of ESI and I-Net pursuant to the Amended and Restated Agreement and Plan of Merger dated January 31, 2000, as amended on March 1, 2000. The unaudited pro forma combined statements of operations include the results of operation for the remaining segments of ESI after giving effect to the TSC Transaction. These statements should be read in conjunction with the Audited Consolidated Financial Statements and notes thereto contained within ESI's annual report on Form 10-K for the year ended September 30, 1999.

I-Net was formed in December 1999 and has had no significant operations other than incorporation and fund raising activities.

The unaudited pro forma combined balance sheet at December 31, 1999 has been presented as if the transactions described above had been consummated at that date. The unaudited pro forma combined statement of operations for the year ended September 30, 1999 and the quarter ended December 31, 1999 have been prepared as if all such transactions described above occurred at the beginning of such period.

The unaudited pro forma combined financial statements are not necessarily indicative of the results of future operations.

PricewaterhouseCoopers LLP has not examined, reviewed or compiled the pro forma financial statements and expresses no opinion or any assurance thereon.

                               EVANS SYSTEMS, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1999
                                 (in thousands)

                                                       Pro forma adjustments
                                                      -----------------------
                                                                    Sale of
                                                       Sale of       Texas
                                      Historical       common      operations
                                         ESI            stock        to TSC
                                     ----------      ----------    ----------
       ASSETS
Current assets
  Cash and equivalents               $     60       $    563  (a)  $ 15,154  (b)
                                                         (31) (a)   (10,617) (b)
                                                                       (650) (b)
  Accounts receivable                   3,831
  Inventory                             2,960                        (2,479) (b)
  Prepaid and
  Other current assets                    497                          (205) (b)
                                     ----------      ----------    ----------
       Total current assets             7,348            532          1,203
                                     ----------      ----------    ----------

Property and equipment                 27,534                       (23,723) (b)
  Less accumulated
  depreciation
  and amortization                     12,883                       (11,072) (b)
                                     ----------      ----------    ----------
Property and equipment, net            14,651                       (12,651)
                                     ----------      ----------    ----------
Goodwill
Investment in
  marketable securities                   703
Other assets                              203
                                     ----------      ----------    ----------
       Total Assets                  $ 22,905       $    532       ($11,448)
                                     =========       ==========    ==========

     LIABILITIES AND
   STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and
      accrued expenses               $  7,256
  Current maturity of long-term
      debt                              9,922                           (42) (b)
                                                                     (9,417) (c)
  Accrued interest                        981                          (981) (c)
                                     ----------      ----------    ----------
      Total current liabilities        18,159              0        (10,440)

Long-term debt                          1,273                          (800) (b)
                                                                       (219) (c)
                                     ----------      ----------    ----------
      Total liabilities                19,432              0        (11,459)


Redeemable common stock                   160
                                     ----------      ----------    ----------
Stockholders' equity
  Common stock                             41              7  (a)
  Additional paid-in capital           15,812            525  (a)

  Retained earnings (deficit)         (12,145)                           11  (b)
  Unrealized gain on
     marketable securities                 39
  Treasury stock                         (434)                            0
                                     ----------      ----------    ----------
     Total stockholders' equity      $  3,313       $    532       $     11
                                     ----------      ----------    ----------

     Total liabilities and
     stockholders' equity            $ 22,905       $    532       ($11,448)
                                     ----------      ----------    ----------



                                                        Pro forma adjustments
                                                 ----------------------------------------
                                  ESI before     Formation       Sale of                      Pro forma
                                     the            of           common       Acquisition   giving effect
                                   "Merger"        I-Net         stock          of ESI       to "Merger"
                                 ------------------------------------------------------------------------
       ASSETS
Current assets
  Cash and equivalents           $  4,479       $      1 (d)   $ 15,000 (e)                  $ 19,330
                                                                   (150)(e)

  Accounts receivable               3,831                                                       3,831
  Inventory                           481                                                         481
  Prepaid and                           0                                                           0
  Other current assets                292                                                         292
                                 ------------------------------------------------------------------------
       Total current assets         9,083              1         14,850              0         23,934
                                 ------------------------------------------------------------------------

Property and equipment              3,811                                                       3,811
  Less accumulated                                                                                  0
  depreciation
  and amortization                  1,811                                                       1,811
                                 ------------------------------------------------------------------------
Property and equipment, net         2,000              0              0              0          2,000
                                 ------------------------------------------------------------------------
Goodwill                                0                                       12,283 (f)     12,283
Investment in
  marketable securities               703                                                         703
Other assets                          203                                                         203
                                 ------------------------------------------------------------------------
       Total Assets              $ 11,989       $      1       $ 14,850       $ 12,283       $ 39,123
                                 ========================================================================

     LIABILITIES AND
   STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and
      accrued expenses           $  7,256                                                       7,256
  Current maturity of long-term
      debt                            463                                                         463

  Accrued interest                      0                                                           0
                                 ------------------------------------------------------------------------
      Total current liabilities     7,719              0              0              0          7,719

Long-term debt                        254                                                         254

                                 ------------------------------------------------------------------------
      Total liabilities             7,973              0              0              0          7,973


Redeemable common stock               160                                                         160
                                 ------------------------------------------------------------------------
Stockholders' equity
  Common stock                         48              1 (d)                       149 (f)        198
  Additional paid-in capital       16,337                        14,850 (e)     12,134 (f)     31,226
                                                                               (12,095)(g)
  Retained earnings (deficit)     (12,134)                                      12,134 (g)          0
  Unrealized gain on
     marketable securities             39                                          (39)(g)          0
  Treasury stock                     (434)                                                       (434)
                                 ------------------------------------------------------------------------
     Total stockholders' equity     3,856              1         14,850         12,283         30,990
                                 ------------------------------------------------------------------------

     Total liabilities and
     stockholders' equity        $ 11,989       $      1       $ 14,850       $ 12,283       $ 39,123
                                 ------------------------------------------------------------------------

                               EVANS SYSTEMS, INC
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1999
                  (in thousands except for per share amounts)

                                                         Pro forma adj
                                                         Sale of Texas      Pro forma                                  Pro forma
                                           Historical      operations       ESI before    Historical  Pro forma       giving effect
                                              ESI           to TSC         the "Merger"      I-Net    adjustments     to "Merger"
                                           -----------   -------------     -----------    ---------   -----------     -------------
Revenue:
   Motor fuel sales                        $ 70,243       ($60,572)(h)      $  9,671                                    $  9,671
   Other sales and services                  17,030        (12,465)(h)         4,565                                       4,565
                                           --------       --------          --------       --------    --------         --------
           Total revenue                     87,273        (73,037)           14,236              0           0           14,236
Cost of sales                                75,419        (63,868)(h)        11,551                                      11,551
                                           --------       --------          --------       --------    --------         --------
Gross profit                                 11,854         (9,169)            2,685              0           0            2,685
                                           --------       --------          --------       --------    --------         --------
Operating expenses:
   Employment expenses                        6,864         (4,812)(h)         2,052                                       2,052
   Other operating expenses                   3,558         (2,765)(h)           793                                         793
   General and administrative                 3,223         (1,578)(h)         1,645                                       1,645
   Depreciation and amortization              1,589         (1,383)(h)           206                      2,457 (i)        2,663
                                           --------       --------          --------       --------    --------         --------
           Total operating expenses          15,234        (10,538)            4,696              0       2,457            7,153
                                           --------       --------          --------       --------    --------         --------
Operating loss                               (3,380)         1,369            (2,011)             0      (2,457)          (4,468)
                                           --------       --------          --------       --------    --------         --------
Other income (expense)
   Loss on impairment of
     marketable securities                   (8,602)                          (8,602)                                     (8,602)
   Gain on sale of assets                       381                              381                                         381
   Interest expense, net                     (1,708)         1,528 (h)          (180)                                       (180)
   Other                                        (44)                             (44)                                        (44)
                                           --------       --------          --------       --------    --------         --------
           Total other income (expense)      (9,973)         1,528            (8,445)             0           0           (8,445)
                                           --------       --------          --------       --------    --------         --------
Loss from continuing operations
   before income taxes                      (13,353)         2,897           (10,456)             0      (2,457)         (12,913)
Benefit from income taxes                       (47)                             (47)                                        (47)
                                           --------       --------          --------       --------    --------         --------
Loss from continuing operations             (13,306)         2,897           (10,409)             0      (2,457)         (12,866)
Discontinued operations:
   Gain on disposal of ChemWay                3,973                            3,973                                       3,973
                                           --------       --------          --------       --------    --------         --------
Net loss                                   ($ 9,333)      $  2,897          ($ 6,436)      $      0    ($ 2,457)        ($ 8,893)
                                           ========       ========          ========       ========    ========         ========

Basic and diluted earnings (loss) per
   common share:
   Continuing operations                   ($  3.46)                        ($  2.26)                                   ($  0.66)
   Discontinued operations                 $   1.03                         $   0.86                                    $   0.20
                                           --------       --------          --------       --------    --------         --------
   Loss per common share                   ($  2.43)                        ($  1.40)                                   ($  0.45)
                                           ========       ========          ========       ========    ========         ========

Basic and diluted weighted
   average common shares
   outstanding                                3,846                            4,596                     15,000           19,596 (j)
                                           --------       --------          --------       --------    --------         --------


                               EVANS SYSTEMS, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1999
                     (in thousands except per share amounts)

                                                      Pro forma adj
                                                      Sale of Texas     Pro forma                                  Pro forma
                                        Historical      operations      ESI before    Historical  Pro forma       giving effect
                                           ESI           to TSC        the "Merger"      I-Net    adjustments      to "Merger"
                                        -----------   -------------    ------------   ---------   -----------     -------------

Revenue:
   Motor fuel sales                       $ 18,481       ($12,569) (h)  $  5,912                                    $  5,912
   Other sales and services                  3,531         (5,976) (h)    (2,445)                                     (2,445)
                                          --------       --------       --------      --------       --------       --------
           Total revenue                    22,012        (18,545)         3,467             0              0          3,467
Cost of sales                               19,427        (16,524) (h)     2,903                                       2,903
                                          --------       --------       --------      --------       --------       --------
Gross profit                                 2,585         (2,021)           564             0              0            564
                                          --------       --------       --------      --------       --------       --------
Operating expenses:
   Employment expenses                       1,459           (851) (h)       608                                         608
   Other operating expenses                    800           (608) (h)       192                                         192
   General and administrative                  620           (347)           273                                         273
   Depreciation and amortization               373           (324)            49                          614 (i)        663
                                          --------       --------      --------       --------       --------       --------
           Total operating expenses          3,252         (2,130)         1,122             0            614          1,736
                                          --------       --------       --------      --------       --------       --------
Operating loss                                (667)           109           (558)            0           (614)        (1,172)
                                          --------       --------       --------      --------       --------       --------
Other income (expense)
   Loss on impairment of
     marketable securities                                                     0                                           0
   Gain on sale of assets                        1                             1                                           1
   Interest expense, net                      (555)           538 (h)        (17)                                        (17)
   Other                                         7                             7                                           7
                                          --------       --------       --------      --------       --------       --------
           Total other income (expense)       (547)           538             (9)            0              0             (9)
                                          --------       --------       --------      --------       --------       --------
Loss from continuing operations
   before income taxes                      (1,214)           647           (567)            0           (614)        (1,181)
Benefit from income taxes                                                      0                                           0
                                          --------       --------       --------      --------       --------       --------
Loss from continuing operations             (1,214)           647           (567)            0           (614)        (1,181)
Discontinued operations:
   Gain on disposal of ChemWay                 266                           266                                         266
                                          --------       --------       --------      --------       --------       --------
Net loss                                  ($   948)      $    647       ($   301)      $     0       ($   614)      ($   915)
                                          ========       ========       ========      ========       ========       ========

Basic and diluted earnings (loss) per
   common share:
   Continuing operations                  ($  0.30)                     ($  0.12)                                   ($  0.06)
   Discontinued operations                $   0.06                      $   0.05                                    $   0.02
                                          --------       --------       --------      --------       --------       --------
   Loss per common share                  ($  0.24)                     ($  0.06)                                   ($  0.05)
                                          ========       ========       ========      ========       ========       ========

Basic and diluted weighted
   average common shares
   outstanding                               4,032           --            4,782           --          15,000         19,782 (j)
                                          --------       --------       --------      --------       --------       --------



                               EVANS SYSTEMS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS



(a) On February 22, 2000, Evans agreed to sell 750,000 shares of ESI common stock to accredited investors in a private placement transaction for $0.75 per share resulting in net proceeds of $532,000 after deducting certain offering expenses including printing, accounting and legal and "Blue Sky" fees, as well as related expenses. Proceeds were used to fund certain expenses associated with the TSC Transaction and the Company's proposed merger with I-Net, as discussed elsewhere in this proxy statement, and to provide working capital


(b) To reflect the sale of substantially all of the operating assets and inventory relating to the Evans' Texas-based petroleum marketing and convenience stores to TSC for cash of $15,154,000 and the assumption of capital lease obligations of $842,000 and the payment of transaction costs of $650,000.

(c) To reflect the use of proceeds from the sale of the Texas-based assets to repay bank debt and related accrued interest payable.

(d) I-Net was formed in December 1999 with the contribution of $1,000 and has had no significant operations other than incorporation and fund raising activities.

(e) One of the conditions of the Merger is that I-Net will sell common stock for cash of $15,000,000. Related transaction costs are estimated to be $150,000.

(f) The merger of Evans and I-Net will be accounted for as a reverse acquisition with Evans being the legal acquirer and I-Net the acquirer for accounting purposes. Accordingly, goodwill of $12,284,000 has been recorded to reflect the difference between the average bid price for Evans common stock for the five business days before and after March 1, 2000 of $3.375 times the 4,782,340 shares of Evans common stock anticipated to be outstanding on the date the merger is consummated and the estimated fair value of Evans assets, net of its liabilities. Such goodwill will be amortized over its estimated life of five years.

(g)         To eliminate the historical stockholders equity accounts of Evans.

(h)         To  eliminate  the  historical   results  of  operations  of  Evans'
            Texas-based petroleum marketing and convenience stores.

(i)         To give effect to amortization of goodwill over a period of 5 years.

(j) Assuming the full 9,000,000 shares issuable in the I-Net Financing are issued and the resultant change in the exchange ratio, the number of shares outstanding would increase by 1,500,000 shares. Basic and diluted loss per common shares outstanding would be as follows:

                                          Year Ended           Quarter Ended
                                      September 30, 1999     December 31, 1999

            Continuing operations            ($0.12)             ($0.06)
            Discontinued operations             .05                 .02
                                                ---                 ---
            Loss per common shares           ($0.06)             ($0.05)

                                    ANNEX H

                              I-NET HOLDINGS, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1999

                            Assets

Current Assets
                                                                 $ 1,000
                                                             ------------
Cash                                                             $ 1,000
                                                             ============

             Liabilities and Shareholder's Equity

Current Liabilities
  Accounts Payable                                              $ 10,000

Shareholder's Equity
  Common Stock                                                    12,000
    (12 million shares issued and outstanding)
  Additional Paid-in-capital                                      18,000
  Retained earnings                                              (39,000)
                                                             ------------
                                                                  (9,000)
                                                             ------------
                                                                 $ 1,000
                                                             ============

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                               EVANS SYSTEMS, INC.

                     Proxy -- Annual Meeting of Shareholders
                                 April 10, 2000

         The undersigned, a shareholder of Evans Systems, Inc., a Texas corporation (the "Company"), does hereby constitute and appoint Jerriel L. Evans, Sr. and Charles N. Way and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Best Western Matagorda Hotel located at 407 Seventh Street, Bay City, Texas, on April 10, 2000, at 10:00 a.m., local time, or at any adjournment or adjournments thereof.

         The undersigned hereby instructs said proxies or their substitutes as set forth below.

         1.       TO APPROVE THE SALE OF ASSETS.

                   FOR     _____    AGAINST      _____    ABSTAIN     _____

         2. TO APPROVE THE MERGER (APPROVAL OF THE MERGER IS CONTINGENT UPON APPROVAL OF PROPOSAL NOS. 3, 4 AND 5).

                   FOR     _____    AGAINST      _____    ABSTAIN     _____

         3. TO APPROVE AN AMENDMENT THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK IN THE EVENT THAT THE MERGER IS APPROVED.

                   FOR     _____    AGAINST      _____    ABSTAIN     _____

         4. TO APPROVE AN AMENDMENT THE ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME IN THE EVENT THAT THE MERGER IS APPROVED.

                   FOR     _____    AGAINST      _____    ABSTAIN     _____

         5. TO APPROVE THE 2000 STOCK OPTION PLAN AND, IN THE EVENT THAT THE MERGER IS CONSUMMATED, AN AMENDMENT THERETO.

                   FOR     _____    AGAINST      _____    ABSTAIN     _____


         6.       TO ELECT DIRECTORS IN THE EVENT THAT THE MERGER IS NOT
                  CONSUMMATED.

                  The election of Charles N. Way and Julie H. Edwards to Class B of the Board of Directors, to serve until the 2001 Annual Meeting of Shareholders and until their respective successors are elected and shall qualify and the election of Richard A. Goeggel, Jerriel L. Evans, Sr. and Carl W. Schafer to Class A of the Board of Directors to serve until the 2002 Annual Meeting of Shareholders and until their respective successors are elected and shall qualify.

                           TO WITHHOLD
                           AUTHORITY TO        TO WITHHOLD AUTHORITY
                           VOTE FOR ALL        TO VOTE FOR ANY INDIVIDUAL
         FOR ____          NOMINEES ____       NOMINEE(S), PRINT NAME(S) BELOW

                                               -------------------------

                                               -------------------------

         7. TO VOTE WITH DISCRETIONARY AUTHORITY WITH RESPECT TO ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE NOMINEES AS DIRECTORS, TO APPROVE THE SALE OF ASSETS, TO APPROVE THE MERGER, TO APPROVE THE AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE MEETING.

         The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

------ , ----

________________________ (L.S.)

________________________ (L.S.)
         Signature(s)

NOTE: Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed with full corporate name by a duly authorized officer.

         Please mark, date, sign and mail this proxy in the envelope provided for this purpose. No postage is required if mailed in the United States.